EXHIBIT 2

==============================================================================



                          AGREEMENT AND PLAN OF MERGER



                                  by and among



               GUARDIAN INTERNATIONAL, INC., a Nevada corporation



                                       and



                  THE GUARDIAN SECURITY GROUP, INC., a Florida

                          corporation, on the one hand



                                       and



                   SPS HOLDINGS, INC., a Florida corporation,



                                on the other hand



                            Dated as of July 15, 1997




==============================================================================


                                TABLE OF CONTENTS


                                                                                    PAGE
                                                                                    ----

ARTICLE I
DEFINITIONS..........................................................................  1

ARTICLE II
PLAN OF MERGER.......................................................................  7
    SECTION 2.1      The Merger......................................................  7
    SECTION 2.2      Effective Time..................................................  7
    SECTION 2.3      Effects of the Merger...........................................  7
    SECTION 2.4      Articles of Incorporation and Bylaws............................  8
    SECTION 2.5      Directors.......................................................  8
    SECTION 2.6      Officers........................................................  8
    SECTION 2.7      Conversion of Securities........................................  8
    SECTION 2.8      Approval by SPS Shareholders.................................... 10

ARTICLE III
CLOSING.............................................................................. 11
    SECTION 3.1      Location; Date.................................................. 11
    SECTION 3.2      Deliveries...................................................... 11

ARTICLE IV
DISSENTING SHARES; EXCHANGE OF SHARES................................................ 12
    SECTION 4.1      Dissenting Shares............................................... 12
    SECTION 4.2      Exchange of Certificates........................................ 12

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SPS................................................ 14
    SECTION 5.1      Organization.................................................... 15
    SECTION 5.2      Articles of Incorporation; Bylaws............................... 15
    SECTION 5.3      Capitalization.................................................. 15
    SECTION 5.4      Subsidiaries and Material Investments........................... 16
    SECTION 5.5      Authority Relative to this Agreement............................ 16
    SECTION 5.6      Consents and Approvals; No Violations........................... 17
    SECTION 5.7      Financial Statements............................................ 18
    SECTION 5.8      Absence of Certain Changes or Events............................ 18
    SECTION 5.9      Litigation...................................................... 18
    SECTION 5.10     Absence of Undisclosed Liabilities.............................. 19
    SECTION 5.11     No Default...................................................... 19
    SECTION 5.12     Taxes........................................................... 19
    SECTION 5.13     Title to Certain Properties; Encumbrances....................... 22
    SECTION 5.14     Real Property................................................... 23
    SECTION 5.15     Non-Real Estate Leases.......................................... 23
    SECTION 5.16     Contracts....................................................... 24
    SECTION 5.17     Compliance with Applicable Law.................................. 26


                                        i



                      TABLE OF CONTENTS (CON'T.)

                                                                                    PAGE
                                                                                    ----

    SECTION 5.18     Labor Matters................................................... 26
    SECTION 5.19     Employee Benefit Plans; ERISA................................... 26
    SECTION 5.20     Compensation of Officers and Directors...........................29
    SECTION 5.21     Patents, Licenses, Franchises and Formulas...................... 29
    SECTION 5.22     Accounts Receivable............................................. 29
    SECTION 5.23     Insurance....................................................... 30
    SECTION 5.24     Representations Regarding Tax-Free Reorganization................30
    SECTION 5.25     Brokers......................................................... 31
    SECTION 5.26     Related Parties................................................. 31
    SECTION 5.27     Disclosure...................................................... 31

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF GUARDIAN........................................... 32
    SECTION 6.1      Organization.................................................... 32
    SECTION 6.2      No Guardian Sub Assets, Liabilities or Business................. 32
    SECTION 6.3      Authority Relative to this Agreement............................ 33
    SECTION 6.4      Consents and Approvals; No Violations........................... 33
    SECTION 6.5      Financial Reports............................................... 34
    SECTION 6.6      Capitalization.................................................. 35
    SECTION 6.7      Absence of Certain Changes or Events............................ 35
    SECTION 6.8      Litigation...................................................... 35
    SECTION 6.9      Absence of Undisclosed Liabilities.............................. 36
    SECTION 6.10     No Default...................................................... 36
    SECTION 6.11     Brokers......................................................... 36
    SECTION 6.12     Related Parties................................................. 37
    SECTION 6.13     Representation Regarding Tax-Free Reorganization................ 37
    SECTION 6.14     Disclosure...................................................... 37

ARTICLE VII
COVENANTS OF SPS .................................................................... 37
    SECTION 7.1      Conduct of Business of SPS...................................... 37
    SECTION 7.2      Access to Information........................................... 40
    SECTION 7.3      SPS Special Shareholders' Meeting............................... 41
    SECTION 7.4      Fulfillment of Closing Conditions............................... 41
    SECTION 7.5      Board of Directors' Approval.................................... 41

ARTICLE VIII
COVENANTS OF GUARDIAN................................................................ 42
    SECTION 8.1      Conduct of Business of Guardian................................. 42
    SECTION 8.2      Access to Information........................................... 44
    SECTION 8.3      Fulfillment of Closing Conditions............................... 44
    SECTION 8.4      Guardian Board.................................................. 45
    SECTION 8.5      Officer and Director Indemnification............................ 45


                                       ii



                      TABLE OF CONTENTS (CON'T.)

                                                                                    PAGE
                                                                                    ----

ARTICLE IX
COVENANTS OF THE PARTIES............................................................. 46
    SECTION 9.1      Public Announcements............................................ 46
    SECTION 9.2      Acquisition Proposals........................................... 46
    SECTION 9.3      Notice of Certain Events........................................ 46

ARTICLE X
CONDITIONS TO CONSUMMATION OF THE MERGER............................................. 47
    SECTION 10.1     Conditions Precedent to Each Party's Obligation to Effect
                     the Merger...................................................... 47
    SECTION 10.2     Conditions Precedent to Obligation of SPS to Effect the
                     Merger.......................................................... 48
    SECTION 10.3     Conditions to Obligations of Guardian to Effect the
                     Merger.......................................................... 49

ARTICLE XI
TERMINATION:  AMENDMENT: WAIVER...................................................... 51
    SECTION 11.1     Termination..................................................... 51
    SECTION 11.2     Breakup Fee; Effect of Termination.............................. 52
    SECTION 11.3     Expenses........................................................ 54
    SECTION 11.4     Extension; Waiver............................................... 54

ARTICLE XII
MISCELLANEOUS........................................................................ 54
    SECTION 12.1     Amendment....................................................... 54
    SECTION 12.2     Nonsurvival of Representations and Warranties................... 54
    SECTION 12.3     Entire Agreement; Assignment.................................... 54
    SECTION 12.4     Validity........................................................ 55
    SECTION 12.5     Notices......................................................... 55
    SECTION 12.6     Governing Law................................................... 56
    SECTION 12.7     Descriptive Headings............................................ 56
    SECTION 12.8     Parties in Interest............................................. 56
    SECTION 12.9     Further Assurances.............................................. 56
    SECTION 12.10    Counterparts.................................................... 56
    SECTION 12.11    Assignment...................................................... 56


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 15, 1997, is by and among GUARDIAN INTERNATIONAL, INC., a Nevada corporation ("Guardian") and THE GUARDIAN SECURITY GROUP, INC., a Florida corporation ("Guardian Sub"), on the one hand, and SPS HOLDINGS, INC., a Florida corporation ("SPS"), on the other hand.

                              W I T N E S S E T H:

         WHEREAS, this Agreement sets forth the terms and conditions under which SPS shall merge with and into Guardian Sub, a newly formed, wholly owned subsidiary of Guardian (the "Merger"), and in connection therewith, the SPS Shareholders, as defined below, shall receive shares of Class A Voting Common Stock, $0.001 par value per share, of Guardian, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the parties intend that, upon completion of the transactions contemplated by this Agreement, (a) Guardian Sub, the surviving corporation of the Merger, will be a wholly owned subsidiary of Guardian, and (b) for federal income tax purposes, the Merger shall constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Guardian, Guardian Sub and SPS hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

"AGREEMENT" shall mean this Agreement and Plan of Merger and the Exhibits and the Disclosure Schedules hereto.

"CERTIFICATE" shall mean a certificate representing SPS Stock.

"CHARTWELL NOTE" shall mean that certain promissory note between Chartwell Capital Investors, L.P. as holder and SPS as maker with a principal amount of $170,000 and interest accruing at 12% per annum, dated as of March 31, 1997 and maturing March 30, 1998.

"CLOSING" is defined in Section 3.1 hereof.

"CLOSING DATE" is defined in Section 3.1 hereof.

"CODE" is defined in the recitals hereof.

"CONSTITUENT CORPORATIONS" means SPS and Guardian Sub.

"CONTRACT" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable law.

"CONVERTED SHARES" means the shares of SPS Stock that are issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares).

"DISSENTING SHARES" is defined in Section 4.1 hereof.

"EFFECTIVE TIME" is defined in Section 2.2 hereof.

"EMPLOYEE PLAN" means any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FLORIDA LAW" means the Florida Business Corporation Act.

"GAAP" means generally accepted accounting principles.

"GINSBURGS" means Harold Ginsburg, Richard Ginsburg and their immediate families, who collectively have beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of approximately 61.5% of the issued and outstanding Guardian Common Stock as of the date hereof.

"GOVERNMENTAL ENTITY" means any federal, state, local or foreign government or any agency thereof.

"GUARDIAN" is defined above in the preamble.

"GUARDIAN ANNUAL REPORT" is defined in Section 6.5 hereof.

"GUARDIAN BOARD" means the Board of Directors of Guardian as it is from time to time constituted.

"GUARDIAN CLASS A COMMON STOCK" means the Class A Voting Common Stock, par value $0.001 per share, of Guardian.

"GUARDIAN CLASS B COMMON STOCK" means the Class B Nonvoting Common Stock, par value $0.001 per share, of Guardian.

"GUARDIAN COMMON STOCK" means the Guardian Class A Common Stock and Guardian Class B Common Stock issued and outstanding at any designated time.

"GUARDIAN FINANCIAL STATEMENTS" is defined in Section 6.5 hereof.

"GUARDIAN MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, liabilities, results of operations or condition, financial or otherwise, of Guardian and its Subsidiaries, taken as a whole.

"GUARDIAN STOCKHOLDER" means an owner of any Guardian Common Stock.

"GUARDIAN SUB" is defined above in the preamble.

"INTELLECTUAL PROPERTY" means United States and foreign patents, patent applications, trademarks, trademark applications, trade names, servicemarks, technical knowledge and processes, formal or informal licensing, arrangements, blueprints, technical specifications, copyrights, copyright applications, trade secrets, and all embodiments of the foregoing, and rights thereto, including without limitation the rights of such to use the trademarks of other persons licensed thereto.

"KNOWLEDGE" of any Person means actual knowledge, after reasonable investigation, of such Person or the officers and directors of such Person.

"LETTER OF TRANSMITTAL" means a letter of transmittal in the form attached hereto as EXHIBIT A.

"LIEN" means any claim, mortgage, deed of trust, pledge, lien, security interest, charge, encumbrance or similar agreement of any kind or nature whatsoever.

"MERGER CONSIDERATION" means the aggregate number of shares of Guardian Class A Common Stock pursuant to the calculation set forth on EXHIBIT B, plus any cash to be paid in lieu of fractional shares pursuant to Section 2.7 hereof.

"NEVADA LAW" means the General Corporation Law of Nevada.

"OPTION CANCELLATION DATE" is defined in Section 2.7(b) hereof.

"PERSON" means any natural person, corporation, partnership, limited liability company, proprietorship, association, trust or other legal entity.

"REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement between Guardian and the SPS Holders in the form attached hereto as EXHIBIT C.

"RETURNS" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed by the Company or any of its Subsidiaries with the Internal Revenue Service or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including without limitation consolidated, combined and unitary tax returns.

"SEC" means the Securities and Exchange Commission.

"SPS" is defined above in the preamble.

"SPS COMMON STOCK" means the common stock, $0.001 par value per share, of SPS.

"SPS CONTRACTS" is defined in Section 5.16(b) hereof.

"SPS DISCLOSURE LETTER" is defined in the Preamble to Article V hereof.

"SPS EMPLOYEE PLAN" means any Employee Plan of SPS.

"SPS FINANCIAL STATEMENTS" is defined in Section 5.7.

"SPS HOLDER" means each record holder of an outstanding Certificate that immediately prior to the Effective Time represents Converted Shares.

"SPS HOLDERS REPRESENTATIVE" means Chartwell Capital Investors, L.P.

"SPS MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, liabilities, results of operations or condition, financial or otherwise, of SPS and its Subsidiaries, taken as a whole.

"SPS OPTIONS" means the outstanding options to purchase SPS Common Stock in the amounts and held by the Persons listed on EXHIBIT D hereto.

"SPS PERMITS" is defined in Section 5.13(b).

"SPS PREFERRED STOCK" means the Series A Preferred Stock, $0.6763 par value per share, of SPS.

"SPS REQUIRED CONSENTS" is defined in Section 5.6 hereof.

"SPS SHAREHOLDERS" means an owner of any SPS Stock.

"SPS SPECIAL SHAREHOLDERS' MEETING" is defined in Section 2.8 hereof.

"SPS STOCK" means the SPS Common Stock and SPS Preferred Stock issued and outstanding immediately prior to the Effective Time.

"STOCKHOLDERS AGREEMENT" means the stockholders agreement between the Ginsburgs and the SPS Holders attached hereto as EXHIBIT E addressing their agreement to vote for directors in accordance with Section 8.4 hereof, providing certain tag along rights to Harold and Sheilah Ginsburg, on one hand, and to the SPS Holders, on the other hand, and addressing other matters.

"SUBSIDIARY" means as to any Person, (i) a corporation of which more than 50% of the outstanding capital stock having full voting power is at the time, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

"SURVIVING CORPORATION" is defined in Section 2.1 hereof.

"TAX AUTHORITY" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for administration of any Taxes.

"TAX" or "TAXES" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Governmental Entity or taxing authority or agency, including without limitation income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, Medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to taxes imposed with respect thereto.

"TERMINATION DATE" is defined in Section 11.1 hereof.


                                   ARTICLE II
                                 PLAN OF MERGER

     SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions set forth herein, and in compliance with the requirements of Florida Law, at the Effective Time, SPS shall be merged with and into Guardian Sub pursuant to
Section 607.1101 of Florida Law. Upon consummation of the Merger, the separate corporate existence of SPS shall cease. Guardian Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of SPS.

     SECTION 2.2 EFFECTIVE TIME. As soon as practicable on or after the Closing Date, the Surviving Corporation shall cause the Merger to be consummated by filing with the Secretary of State of the State of Florida articles of merger (the "Articles of Merger") that set forth the Plan of Merger contained in this
Article II and are otherwise in such form as may be required under, and are executed in accordance with, the relevant provisions of Florida Law. The Merger shall become effective at such time as the Articles of Merger are duly filed with and accepted by the Secretary of State of the State of Florida, or at such other time as is stated therein (the "Effective Time").

     SECTION 2.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 607.1106 of Florida Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of SPS and Guardian Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of SPS and Guardian Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     SECTION 2.4 ARTICLES OF INCORPORATION AND BYLAWS.

     (a) The Articles of Incorporation of the Surviving Corporation in effect from and after the Effective Time, until amended in accordance with applicable law, shall be the Articles of Incorporation of Guardian Sub as in effect immediately prior to the Effective Time.

     (b) The Bylaws of the Surviving Corporation in effect from and after the Effective Time, until amended in accordance with applicable law, shall be the Bylaws of Guardian Sub as in effect immediately prior to the Effective Time.

     SECTION 2.5 DIRECTORS. The directors of the Surviving Corporation shall be seven persons, two of whom shall be nominated by a majority of the SPS Holders (as communicated to Guardian by the SPS Holders Representative), three of whom shall be nominated by the Ginsburgs and two of whom shall be outside directors unaffiliated with Guardian or SPS nominated mutually by a majority of the SPS Holders (as communicated to Guardian by the SPS Holders Representative) and the Ginsburgs, each to hold office from the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified in accordance with the procedure set forth in Section 8.4 and the Stockholders Agreement.

     SECTION 2.6 OFFICERS. The executive officers of Guardian Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation from and after the Effective Time, each to hold office from the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

     SECTION 2.7 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Guardian, Guardian Sub, SPS or the holder of any shares of SPS Common Stock or SPS Preferred Stock or the holder of any shares of common stock of Guardian Sub:

     (a) The SPS Preferred Stock and SPS Common Stock issued and outstanding immediately prior to the Effective Time shall be converted in the aggregate into the right to receive the Merger Consideration, minus the number of such shares of Guardian Class A Common Stock issued to repay amounts outstanding under the Chartwell Note in accordance with Section 3.2(a) hereof. Such Guardian Class A Common Stock shall be valued at $0.80 per share solely for purposes of allocation among the SPS Holders and shall be allocated first to the holders of SPS Preferred Stock in payment of their aggregate investment in SPS together with all accrued but unpaid dividends on such Preferred Stock and, second, the remaining shares of Guardian Class A Common Stock, if any, shall be allocated pro rata among the holders of SPS Common Stock. Any shares of SPS Common or Preferred Stock held in the treasury of SPS shall be cancelled.

     (b) SPS shall take all action reasonably necessary to cancel, on or before the third business day preceding the Closing Date (the "Option Cancellation Date"), all SPS Options outstanding as of such date that have not been exercised prior to the Option Cancellation Date, in exchange for the issuance to the holders of such SPS Options of the Merger Consideration, if any, as would have been distributed to each such holder if such SPS Options had been exercised for SPS Common Stock prior to the Option Cancellation Date and such SPS Common Stock had been converted pursuant to Section 2.7(a). SPS shall use its best efforts to obtain, prior to the Option Cancellation Date, the agreement of each holder of an SPS Option who elects not to exercise such option to the surrender and cancellation of such SPS Option and SPS shall use its best efforts to establish to the reasonable satisfaction of Guardian that no person or entity has or will have any right to acquire any interest in the Surviving Corporation or Guardian as a result of the exercise of SPS Options after the Effective Time.

     (c) No fractional share of Guardian Class A Common Stock shall be issued to an SPS Holder, but in lieu thereof, each SPS Holder who otherwise would be entitled to receive a fraction of a share of Guardian Class A Common Stock (after aggregating all fractional shares of Guardian Class A Common Stock which would be received by such SPS Holder) shall receive cash from Guardian in an amount equal to the average closing price of a share of Guardian Class A Common Stock for the five trading day period ending on the third business day preceding the Closing Date, as reported on the Nasdaq OTC Bulletin Board, multiplied by such fraction.

     (d) Guardian shall take all steps necessary to issue and deliver to the Surviving Corporation for delivery to the SPS Holders Guardian Class A Common Stock, as of the Effective Time, in an amount sufficient to issue the shares contemplated by this Section 2.7.

     (e) Each share of capital stock of Guardian Sub issued and outstanding immediately prior to the Effective Time shall not be converted or exchanged by virtue of the Merger, and each such share shall remain outstanding as one share of common stock, $0.01 par value, of the Surviving Corporation.

     (f) A number of shares of Guardian Class A Common Stock (the number of which to be calculated as set forth below) to cover the potential nonrecovery of the asset reflected on the financial statements of Guardian as of May 31, 1997 for Guardian's judgment against Oscar Weinberg (the "Weinberg Judgment"), shall be issued by Guardian and placed in escrow, such escrow to be reasonably acceptable to SPS. Such shares shall be held in escrow for a period of six months commencing on the Closing Date. If, within such six-month period, SPS recovers on the Weinberg Judgment, such shares shall be released from escrow, returned to Guardian and cancelled. If, upon termination of such six-month period, Guardian has not recovered on the Weinberg Judgment, such shares shall be released from escrow and distributed pro rata to the SPS Holders receiving Merger Consideration pursuant to this Section 2.7. To determine the number of shares to be placed in escrow the Merger Consideration calculation set forth on Exhibit B shall be prepared both including in, and excluding from, the Guardian May 31, 1997 financials the Weinberg Judgment asset. The number of shares equal to the difference between the number of shares derived by these two calculations shall be placed in the escrow described above.

     SECTION 2.8 APPROVAL BY SPS SHAREHOLDERS. Consistent with Florida Law, as soon as reasonably practicable following the date hereof, SPS shall cause a special meeting of the SPS Shareholders ("SPS Special Shareholders' Meeting") to be duly called and held or a shareholder consent to be circulated and executed by SPS Shareholders holding in the aggregate at least that number of shares of SPS Stock as required by Florida Law for the purpose of considering and taking action upon the adoption of this Agreement and approval of the Merger in accordance with Florida Law. In connection with such SPS Special Shareholders' Meeting, holders of SPS Preferred Stock and holders of SPS Common Stock shall each vote separately as a class with respect to the adoption of this Agreement and approval of the Merger. The Board of Directors of SPS shall recommend that the SPS Shareholders approve the Agreement and Merger.


                                   ARTICLE III
                                     CLOSING

     SECTION 3.1 LOCATION; DATE. The closing (the "Closing") of the Merger (the "Merger") shall be held at the offices of Guardian, 3880 North 28th Terrace, Hollywood, Florida 33020 as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions to the consummation of the Merger set forth in Article X hereof, unless the parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

     SECTION 3.2 DELIVERIES. At the Closing,

     (a) The Surviving Corporation shall deliver (i) to Chartwell Capital Investors, L.P. shares of Guardian Class A Common Stock registered in its name with a fair market value, deemed for purposes of this Section 3.2(a) to be $0.80 per share, equal to the obligations outstanding under the Chartwell Note in satisfaction of such note and (ii) the remaining Merger Consideration allocated in accordance with Section 2.7(a) hereof to each of the SPS Holders who have complied with Section 4.2 hereof, with such Merger Consideration registered in the name of the respective SPS Holders, or their designees, and otherwise in due and proper form;

     (b) As soon as practicable on or after the Closing Date, the Surviving Corporation shall deliver to the Secretary of State of the State of Florida a duly executed and verified copy of the Articles of Merger, as required by Florida Law;

     (c) The parties hereto shall deliver to each other the respective agreements, legal opinions and other documents and instruments specified with respect to them in Article X hereof and such other items as may be reasonably requested; and

     (d) The parties shall take all such other and further actions as may be required by Florida Law, Nevada Law and other applicable law to make the Merger effective upon the terms and subject to the conditions set forth herein. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession in and to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.


                                   ARTICLE IV
                      DISSENTING SHARES; EXCHANGE OF SHARES

     SECTION 4.1 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of SPS Stock that are issued and outstanding immediately prior to the Effective Time and that are held by an SPS Shareholder who has not voted in favor of the Merger and who has demanded dissenters' rights for such shares of SPS Stock in accordance with Section 607.1320 of the Florida Law ("Dissenting Shares") shall not be converted into the right to receive Merger Consideration unless and until such SPS Shareholder fails to perfect or withdraws or otherwise loses such Shareholder's right to dissenters' rights under Florida Law. If, after the Effective Time, such Shareholder fails to perfect or withdraws or loses such Shareholder's dissenters' rights, such Shareholder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to
Section 2.7 hereof.

     SECTION 4.2 EXCHANGE OF CERTIFICATES.

     (a) At and after the Effective Time, Guardian shall issue the Merger Consideration set forth in Section 2.7 hereof to each SPS Holder of an outstanding

Certificate(s) upon the SPS Holder's delivery of such Certificate(s) and a duly executed Letter of Transmittal to Guardian. All such surrendered Certificates shall be cancelled upon their delivery. SPS shall send the Letter of Transmittal to the owners of the SPS Stock along with the notice of the SPS Special Shareholders' Meeting or delivery of a shareholder consent for execution and shall request the return of an executed Letter of Transmittal from each such SPS Shareholder at the time of the SPS Special Shareholders' Meeting or in connection with the return of such consent. Except as provided in Section 4.2(d) below, the Surviving Corporation shall pay any transfer or similar taxes required by reason of the exchange of Converted Shares.

     (b) With respect to each Certificate not surrendered at the Closing, the Surviving Corporation shall promptly thereafter mail to the holder thereof a Letter of Transmittal (which shall specify that delivery shall be effected, and the risk of loss of title to such Certificate shall pass, only upon proper delivery of the Certificate and such Letter of Transmittal to the Surviving Corporation) and instructions for delivering such Certificate in exchange for delivery of the Merger Consideration. Upon delivery to the Surviving Corporation of such Certificate, together with such Letter of Transmittal, Guardian or the Surviving Corporation shall deliver to the Holder of the Certificate in exchange therefor the Merger Consideration to which such Holder is entitled hereunder, and such Certificate shall then be canceled.

     (c) No interest shall be paid or accrued on the Merger Consideration to be delivered upon the surrender of a Certificate and Letter of Transmittal. Until surrender in accordance with the provisions of this Section 4.2, each Certificate (other than Certificates evidencing Dissenting Shares) shall represent for all purposes solely the right to receive the Merger Consideration with respect to such Converted Shares.

     (d) If delivery of Merger Consideration is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition of payment that such payment shall be in compliance with any applicable state and federal securities laws and that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or similar taxes required by reason of the payment to a Person other than the Holder of the Certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

     (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit (containing a guaranteed signature in the form required by Guardian) of that fact by the Person claiming such Certificate to have been lost, stolen or destroyed and, if required by Guardian, the posting by such Person of a bond in such reasonable amount as Guardian may direct as indemnity against any claim that would be made against SPS, Guardian or Guardian Sub with respect to such Certificate, the Surviving Corporation will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     (f) After the Effective Time, there shall be no transfer of Converted Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of SPS. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they should be canceled and exchanged for Merger Consideration. At the Effective Time, the stock ledger of SPS shall be closed.

     (g) At and after the Effective Time, the SPS Holders shall cease to have any rights as shareholders of SPS, except for the right to surrender Certificates to be converted pursuant to Section 4.2(a). All shares of Guardian Class A Common Stock issued (and cash paid in lieu of fractional shares) upon conversion of the SPS Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of SPS Stock.


                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF SPS

     Except as otherwise disclosed to Guardian and Guardian Sub in a letter delivered to them of even date herewith (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "SPS Disclosure Letter"), SPS represents and warrants to Guardian and Guardian Sub as follows:

     SECTION 5.1 ORGANIZATION. SPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. SPS is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an SPS Material Adverse Effect.

     SECTION 5.2 ARTICLES OF INCORPORATION; BYLAWS. SPS has furnished to Guardian complete and correct copies of the Articles of Incorporation and Bylaws of SPS and each Subsidiary of SPS, as amended or restated, and as currently in effect. Neither SPS nor any of its Subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws, as amended or restated.

     SECTION 5.3 CAPITALIZATION. The authorized capital stock of SPS consists of 20,000,000 shares of SPS Common Stock and 20,000,000 shares of preferred stock of which 15,000,000 shares have been designated SPS Preferred Stock. As of the date of this Agreement (i) 9 shares of SPS Common Stock are issued and outstanding, (ii) 7,104,188 shares of SPS Preferred Stock are issued and outstanding, and (iii) SPS Options to acquire 2,376,966 shares of SPS Common Stock are issued and outstanding. No options to purchase shares of SPS Preferred Stock are outstanding. All of the issued and outstanding SPS Stock is validly issued, fully paid and nonassessable and has not been issued in violation of, and is not currently subject to, any preemptive rights, except as set forth in
Section 5.3 of the SPS Disclosure Letter. Except as set forth above or as specified in Section 5.3 of the SPS Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of SPS issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating SPS to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

     SECTION 5.4 SUBSIDIARIES AND MATERIAL INVESTMENTS.

     (a) Except as set forth in Section 5.4 of the SPS Disclosure Letter (i) there are no Subsidiaries of SPS and (ii) SPS does not directly or indirectly own any equity or similar interest in, or interest convertible into or exchangeable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     (b) Except as set forth in Section 5.4 of the SPS Disclosure Letter, SPS has good and marketable title to the securities evidencing its ownership of its Subsidiaries and its investment in the entities listed on Section 5.4 of the SPS Disclosure Letter, which securities have been validly issued and are fully paid and non-assessable and are held by SPS free and clear of any Liens, restraint on alienation, or any other restriction with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

     (c) Each Subsidiary of SPS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Each such Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an SPS Material Adverse Effect.

     SECTION 5.5 AUTHORITY RELATIVE TO THIS AGREEMENT. SPS has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by SPS and the consummation by SPS of the transactions contemplated hereby have been duly authorized by the SPS Board of Directors and, except for notification and recommendation by the SPS Board of Directors to, and approval of the Merger by, the SPS Shareholders in accordance with Florida Law, no other corporate proceedings on the part of SPS are necessary to authorize this Agreement or the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by SPS and constitutes a valid and binding agreement of SPS, enforceable against SPS in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles.

     SECTION 5.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filing of the Articles of Merger as required by Florida Law, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, public body or authority is necessary for the execution and delivery of this Agreement, and performance of the transactions contemplated by this Agreement, by SPS. Neither the execution, delivery and performance of this Agreement by SPS, nor the consummation by SPS of the transactions contemplated hereby, nor compliance by SPS with any of the provisions hereof, will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of SPS or any SPS Subsidiary, (ii) except as set forth in Section 5.6(a)(ii) of the SPS Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which SPS or any SPS Subsidiary is a party or by which SPS or any SPS Subsidiary or any of their respective properties or assets may be bound or affected ("SPS Required Consents"), (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SPS or any SPS Subsidiary or any of their respective properties or assets, (iv) except as set forth in Section 5.6(a)(iv) of the SPS Disclosure Letter, result in the creation or imposition of any Lien on any material asset of SPS or any SPS Subsidiary or (v) cause the suspension or revocation of any registrations, licenses, permits and other consents or approvals of any governmental agency held by SPS or any SPS Subsidiary, except, in the case of clauses (ii), (iv), and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have an SPS Material Adverse Effect.

     SECTION 5.7 FINANCIAL STATEMENTS. SPS has delivered to Guardian (i) correct and complete copies of audited consolidated financial statements of SPS and its Subsidiaries consisting of a consolidated balance sheet as of December 31, 1995 and December 31, 1996 and the related statements of income, changes in shareholders equity and cash flow for the fiscal years then ended, which were audited by the firm of Coopers & Lybrand L.L.P., independent public accountants and (ii) correct and complete copies of unaudited financial statements consisting of a consolidated balance sheet as of May 31, 1997 and the related statements of income, changes in shareholders equity and cash flows for the five-month period then ended (collectively, the "SPS Financial Statements"). The SPS Financial Statements are consistent in all material respects with the books and records of SPS, and there have not been any material transactions by or concerning SPS that have not been recorded in the accounting records underlying such SPS Financial Statements except as set forth in Section 5.7 of the SPS Disclosure Letter. The SPS Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position and assets and liabilities of SPS and its Subsidiaries as of the dates thereof, and the results of its operations and cash flows for the periods then ended.

     SECTION 5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as set forth in Section 5.8 of the SPS Disclosure Letter, SPS has in all material respects conducted its business in the ordinary course consistent with past practices and other than as set forth in Section 5.8 of the SPS Disclosure Letter, there has not occurred any change or event that has had or is reasonably likely to have an SPS Material Adverse Effect.

     SECTION 5.9 LITIGATION. Except for litigation disclosed in Section 5.9 of the SPS Disclosure Letter, there is no suit, action or proceeding (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the Knowledge of SPS, threatened against or affecting SPS or any of its Subsidiaries, the outcome of which could, individually or in the aggregate, have an SPS Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against SPS or any of its Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     SECTION 5.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which are accrued or reserved against in the SPS Financial Statements (or specifically referenced in the notes thereto), or are set forth in Section 5.10 of the SPS Disclosure Letter or were incurred after December 31, 1996 in the ordinary course of business and consistent with past practices up to a maximum of $50,000, neither SPS nor its Subsidiaries have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

     SECTION 5.11 NO DEFAULT. Neither SPS nor any of its Subsidiaries is in material violation or material breach of, or material default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (i) any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which SPS or any such Subsidiary is a party or by which SPS or any such Subsidiary or any of their respective properties or assets may be bound or affected, (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to SPS, any SPS Subsidiary or any of their respective properties or assets, or (iii) any registration, license, permit and other consent or approval of any governmental agency, except in each case for breaches, defaults or violations which would not individually or in the aggregate have an SPS Material Adverse Effect.

     SECTION 5.12 TAXES.

     (a) SPS and its Subsidiaries have properly completed and filed on a timely basis and in a correct form all material Returns required to be filed on or prior to the date hereof. As of the time of filing, the foregoing Returns were substantially accurate and complete. SPS and its Subsidiaries have paid or accrued in full all Taxes, if any, due to, or claimed to be due by any Governmental Entity. The foregoing Returns are not subject to penalties under
Section 6662 of the Code, relating to accuracy-related penalties (or any corresponding provision of the state, local or foreign Tax law) or any predecessor provision of law. An extension of time within which to file any Return that has not been filed has not been requested or granted.

     (b) With respect to all amounts in respect of Taxes imposed on SPS or any Subsidiary of SPS or for which SPS or any SPS Subsidiary are or could be liable, whether to taxing authorities or to other persons or entities with respect to all taxable periods or portion of periods ending on or before the Closing Date, all applicable tax laws and agreements have been complied with in all material respects and all such amounts required to be paid by SPS or any SPS Subsidiary to taxing authorities or others on or before the date hereof have been paid.

     (c) No issues have been raised or adjustments proposed by any taxing authority in connection with any of the Returns. No waivers of statutes of limitation with respect to the Returns have been given or requested from SPS or any SPS Subsidiary. Section 5.12 of the SPS Disclosure Letter sets forth the taxable years of SPS or any SPS Subsidiary as to which the respective statutes of limitation in respect to Taxes have not expired and with respect to such taxable years, those periods for which examinations have been completed, those periods for which examinations are presently being conducted, those periods for which examinations have not been initiated and those years for which the required Returns have not yet been filed. Except to the extent shown on Section
5.12 of the SPS Disclosure Letter, all deficiencies asserted or assessments made as a result of any examinations have been fully paid or are fully reflected as a liability in the SPS Financial Statements or are being contested and an adequate reserve therefore has been established and is fully reflected in the SPS Financial Statements.

     (d) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of SPS or any SPS Subsidiary.

     (e) Neither SPS nor any SPS Subsidiary is a party to or bound by any tax-indemnity, tax-sharing or tax-allocation agreement.

     (f) Except for the group of which SPS is presently a member, neither SPS nor any SPS Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation. Neither SPS nor any SPS Subsidiary is liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise.

     (g) All material elections with respect to Taxes effecting SPS and its Subsidiaries, as of the date hereof, are set forth in Section 5.12 of the SPS Disclosure Letter.

     (h) Neither SPS nor any SPS Subsidiary has filed a consent pursuant to the provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by it.

     (i) None of the assets of SPS or any SPS Subsidiary is property that is required to be treated as being owned by any other person pursuant to the "Safe Harbor Lease" provision of former Section 168(f)(8) of the Code or constitutes "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (j) None of the assets of SPS or any SPS Subsidiary directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

     (k) Neither SPS or any SPS Subsidiary has made nor will make a deemed dividend election under Treasury Regulations Section 1.1502-32(f)(2) of the Code.

     (l) Neither SPS nor any SPS Subsidiary has agreed to make nor is it required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     (m) Neither SPS nor any SPS Subsidiary has participated in an international boycott within the meaning of Section 999 of the Code.

     (n) Neither SPS nor any SPS Subsidiary is a party to any agreement, contract, arrangement, or plan that resulted or would result separately or in the aggregate in the payment of any excess parachute payment within the meaning of Section 280G of the Code.

     (o) Neither SPS nor any SPS Subsidiary is or has been a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

     (p) Except as set forth in Section 5.12 of the SPS Disclosure Letter, SPS and the SPS Subsidiaries are not parties to any joint venture, partnership or other arrangement, or contract that could be treated as a partnership for federal income tax purposes.

     (q) SPS's basis and excess loss account, if any, in each SPS Subsidiary is set forth on Section 5.12 of the SPS Disclosure Letter.

     (r) There is no material difference on the books of SPS and the SPS Subsidiaries between the amount of the book basis and the tax basis of assets that is not accounted for by an accrual on the books for federal income taxes.

     (s) The unpaid Taxes of each of SPS and each SPS Subsidiary do not exceed the reserve for tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth or included in the most recent balance sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of SPS.


     SECTION 5.13 TITLE TO CERTAIN PROPERTIES; ENCUMBRANCES; PERMITS.

         (a) SPS and its Subsidiaries have good and marketable title to, valid leasehold interests in or valid licenses to use, all of their material assets, free from any Liens except those specified in Section 5.13 of the SPS Disclosure Letter. The use of the assets of SPS and its Subsidiaries is not subject to any Liens (other than those specified in the preceding sentence), and such use does not materially encroach upon the property or rights of anyone else. All assets of SPS and its Subsidiaries are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such defects as would not individually or in the aggregate have an SPS Material Adverse Effect. Except as set forth in Section 5.13 of the SPS Disclosure Letter, no person has any contractual right or option to purchase or acquire, directly or indirectly, any interest in, and there are no contracts pursuant to which SPS or any of its Subsidiaries is or may be bound to sell, lease, transfer or otherwise dispose of, any assets or properties owned by SPS or any of its Subsidiaries.

         (b) SPS and its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for SPS and its Subsidiaries to own, lease and operate their properties or to carry on their businesses substantially as they are now being conducted (collectively, the "SPS Permits"), except where failure to have such SPS Permits would not, individually or in the aggregate, have an SPS Material Adverse Effect, and no suspension, revocation or cancellation of any of the SPS Permits is pending or, to the Knowledge of SPS, threatened. All of the SPS Permits are listed in Section 5.13(b) of the SPS Disclosure Letter. Further, the employees of SPS and its Subsidiaries have such state and local certifications, authorizations and registrations as are required as a result of their positions and duties with SPS and its Subsidiaries.

     SECTION 5.14 REAL PROPERTY. Section 5.14 of the SPS Disclosure Letter describes all real estate used in the operation of their businesses by SPS and its Subsidiaries as well as any other real estate that is in the possession of or leased by SPS and its Subsidiaries and the improvements (including buildings and other structures) located on such real estate (collectively, the "SPS Real Property"), and lists any leases under which any such SPS Real Property is possessed (the "SPS Real Estate Leases"). Neither SPS nor its Subsidiaries have any ownership interest in any real property. All of the SPS Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects to any applicable laws relating to its construction, use and operation.

     SECTION 5.15 NON-REAL ESTATE LEASES. Section 5.15 of the SPS Disclosure Letter lists all assets and properties (other than SPS Real Property) that are possessed by SPS or any of its Subsidiaries under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $10,000, provided annual payments under such excluded leases do not in the aggregate exceed $50,000 (each, an "Immaterial Lease"). Section 5.15 of the SPS Disclosure Letter also lists the leases under which such assets and property are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "SPS Non-Real Estate Leases."

     SECTION 5.16 CONTRACTS.

         (a) Section 5.16 of the SPS Disclosure Letter lists all Contracts of the following types to which SPS or any of its Subsidiaries is a party or by which any such entity is bound:

                    (i) Contracts with any present or former shareholder, director, officer, employee, partner, consultant or affiliate of SPS or any of its Subsidiaries;

                    (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any assets from or the performance of services by a third party, in excess of $10,000 in any individual case;

                    (iii) Contracts to sell or supply products or to perform services, other than monitoring contracts entered into in the ordinary course of SPS business;

                    (iv) Contracts to lease to or to operate for any other party any asset;

                    (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, shareholders or affiliates of SPS), agreements or arrangements for a line of credit or for a guaranty of, or other undertaking in connection with, the indebtedness of any other Person;

                    (vi) Any Contracts under which any Liens exist;

                    (vii) Any Contracts concerning confidentiality or non-competition;

                    (viii) Any Contracts concerning consulting services, changes of control, or severance or termination payments;

                    (ix) Any Contracts with respect to payment of taxes or tax sharing;

                    (x) Any Contracts with respect to the promotion of the Company's or any of its Subsidiaries, business through the Internet or the World Wide Web or otherwise through a computer network; or

                    (xi) Any Contract which is otherwise material to the business of SPS or any of its Subsidiaries, taken as a whole, or under which the consequences of a default or termination could have an SPS Material Adverse Effect; and

                    (xii) Any other Contracts not made in the ordinary course of business.

         (b) The contracts listed in Section 5.16 of the SPS Disclosure Letter are referred to herein as the "SPS Contracts". SPS shall deliver to Guardian prior to Closing a correct and complete copy of each SPS Contract. Except as set forth in the SPS Disclosure Letter, neither SPS nor its Subsidiaries are in default under any SPS Contracts (including any SPS Real Estate Leases and SPS Non-Real Estate Leases), which default could result in a liability on the part of SPS or any Subsidiary in excess of $15,000 in any individual case, and in the aggregate in excess of $25,000. Except as set forth in the SPS Disclosure Letter, neither SPS nor any Subsidiary has received any communication from, or given any communication to, any other party indicating that SPS, such Subsidiary or such other party, as the case may be, is in default under any SPS Contract or that such contract could have an SPS Material Adverse Effect. To the Knowledge of SPS, none of the other parties to any such SPS Contract is in default thereunder. No party is seeking renegotiation of an SPS Contract (except in the ordinary course of business) or substitute performance thereunder, nor has any party repudiated any provision thereunder or indicated that it intends to terminate or not renew a SPS Contract.

     SECTION 5.17 COMPLIANCE WITH APPLICABLE LAW. SPS and its Subsidiaries are in compliance with all material applicable laws.

     SECTION 5.18 LABOR MATTERS. Neither SPS nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of SPS, threatened against SPS or any of its Subsidiaries relating to their business, except for any such proceeding which would not have a financial impact on SPS and its Subsidiaries. To the Knowledge of SPS, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of SPS or any of its Subsidiaries. There is no labor strike, dispute, slow down, work stoppage, or lockout actually pending or, to the Knowledge of SPS or any of its Subsidiaries, threatened against SPS or any of its Subsidiaries. To the Knowledge of SPS, there are no labor union or organization claims to represent the employees of SPS or its Subsidiaries, nor does any question concerning the representation of such employees by any labor union or organization exist.

     SECTION 5.19 EMPLOYEE BENEFIT PLANS; ERISA.

         (a) Section 5.19 of the SPS Disclosure Letter contains a complete list of all SPS Employee Plans sponsored or maintained by SPS or under which SPS is obligated. SPS shall deliver to Guardian prior to Closing (i) accurate and complete copies of all such SPS Employee Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten SPS Employee Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such SPS Employee Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such SPS Employee Plans

(for which annual reports are required) prepared within the last three years. Each such SPS Employee Plan providing benefits that are funded in whole or in part through a policy of insurance is indicated by the word "insured" placed by the listing of the plan in the SPS Disclosure Letter.

         (b) All such SPS Employee Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable laws. All returns, reports and disclosure statements required to be filed or made under ERISA, the Code and any other applicable laws with respect to all such SPS Employee Plans have been timely filed or delivered. There have not been any "prohibited transactions" as such term is defined in Section 4975 of the Code or
Section 406 of ERISA involving any of the SPS Employee Plans, that could subject SPS to any material penalty or tax imposed under the Code or ERISA.

         (c) Except as is set forth in Section 5.19 of the SPS Disclosure Letter, any such SPS Employee Plan that is intended to be qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, SPS has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such SPS Employee Plan.

         (d) SPS does not sponsor a defined benefit plan subject to Title
IV of ERISA, nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). SPS does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the SPS Employee Plans.

         (e) There are no pending or, to the Knowledge of SPS, threatened claims by or on behalf of any such SPS Employee Plans, or by or on behalf of any individual participants or beneficiaries of any such SPS Employee Plans, alleging any breach of fiduciary duty on the party of SPS or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the Knowledge of SPS, any basis for such claim. The SPS Employee Plans are not the subject of any pending (or to the Knowledge of SPS, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

         (f) SPS has timely made all required contributions under such SPS Employee Plans including payment of any premiums payable to the Pension Benefit Guaranty Corporation and other insurance premiums.

         (g) With respect to any such SPS Employee Plan that is a welfare benefit plan as defined by Section 3(1) of ERISA (a "Welfare Plan") and, except as specified in the SPS Disclosure Letter, (i) each Welfare Plan for which contributions are claimed by SPS as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Welfare Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the SPS Disclosure Letter, no SPS Employee Plan provides any health, life or other welfare coverage to employees of SPS beyond termination of their employment with SPS by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

     SECTION 5.20 COMPENSATION OF OFFICERS AND DIRECTORS. Except as set forth in
Section 5.20 of the SPS Disclosure Letter, neither SPS nor any of its Subsidiaries has increased compensation to any officer or director or created any new bonus, insurance, pension or other employee benefit plan, payment or arrangement (including without limitation the granting of employee stock options or other stock based awards) since October 1, 1996.

     SECTION 5.21 PATENTS, LICENSES, FRANCHISES AND FORMULAS.

     (a) Section 5.21 of SPS Disclosure Letter sets forth a list of all Intellectual Property owned or used by SPS or any of its Subsidiaries and all applications therefor and sets forth which items of Intellectual Property are registered or for which registration is pending under applicable laws, and if so registered, the applicable registration numbers, and expiration or renewal dates, if applicable. Such Intellectual Property constitutes all of the Intellectual Property necessary for the present conduct of SPS's business.

     (b) Except as set forth on Section 5.21 of the SPS Disclosure Letter, (i) SPS or its Subsidiaries own or have the right to use the Intellectual Property free and clear of all Liens and without any further payments to any person and
(ii) neither SPS nor any of its Subsidiaries is infringing on, using without authority, or misappropriating any patent, copyright, trade name, trademark, service mark, proprietary information, computer software or intellectual property right of any person or has received any written notice of any conflict or alleged conflict or infringement claim against SPS or any such Subsidiary with respect to proprietary rights of any other Person and there is no valid basis for any such claim.

     SECTION 5.22 ACCOUNTS RECEIVABLE. The trade accounts receivable, notes receivable, bid or performance deposits, and other miscellaneous receivables of SPS reflected in the SPS Financial Statements arose from bona fide sale transactions of SPS or its Subsidiaries, and to the Knowledge of SPS, no portion of such receivables is subject to counterclaim or setoff.

     SECTION 5.23 INSURANCE. Section 5.20 of the SPS Disclosure Letter sets forth a complete and correct list of all insurance policies currently in force insuring against risks of SPS and its Subsidiaries, and any such policies insuring against risks of any of the directors, officers or employees of SPS and its Subsidiaries in such capacities. SPS previously has delivered to Guardian true and correct schedules listing the name of the carrier, policy coverage, policy limits and deductibles with respect to the policies listed in Section
5.23 of SPS Disclosure Letter. SPS and its Subsidiaries are in compliance with the terms of such policies and except as set forth in Section 5.23 of the SPS Disclosure Letter, there are no claims by SPS or any Subsidiary of SPS under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause, in each case except as would not individually or in the aggregate result in an SPS Material Adverse Effect.

     SECTION 5.24 REPRESENTATIONS REGARDING TAX-FREE REORGANIZATION.

                   (a) To the Knowledge of SPS, there is no present plan or intention by the shareholders of SPS who own 1% or more of the stock of SPS to sell, exchange or otherwise dispose of a number of shares of Guardian Class A Common Stock received in the Merger that would reduce the shareholders' ownership of shares of Guardian Class A Common Stock received to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding stock of SPS. For purposes of this representation, shares of SPS exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Guardian stock in connection with the Merger will be treated as outstanding stock of SPS on the date of the transaction. Moreover, shares of SPS otherwise sold, redeemed or disposed of two years prior to the Merger, and any cash distributed to the shareholders of SPS as part of the Merger will be considered in making this representation.

                   (b) Guardian Sub will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets owned by SPS immediately prior to the transaction. For purposes of this representation, amounts paid by Guardian to dissenters, amounts paid by Guardian to shareholders who receive cash or other property, SPS assets used to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by SPS immediately preceding the Merger will be included as assets of SPS immediately prior to the transaction.

                   (c) The liabilities of SPS assumed by Guardian Sub and the liabilities to which the transferred assets of SPS are subject were incurred by SPS in the ordinary course of its business.

                   (d) SPS is not under the jurisdiction of a court in a Title 11 or a similar case within the meaning of Section 368(a)(3)(A) of the Code.

                   (e) SPS is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     SECTION 5.25 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by SPS in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of SPS.

     SECTION 5.26 RELATED PARTIES. Except as set forth in Section 5.26 of the SPS Disclosure Letter, no officer or director of SPS or any of its Subsidiaries, or any affiliate of such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by SPS or its Subsidiaries, or (b) a beneficial interest in any contract or agreement to which SPS or any of its Subsidiaries is a party or by which SPS or any of its Subsidiaries may be bound. For purposes of this Section 5.26, there shall be disregarded any interest which arises solely from ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded or quoted on a national securities exchange or in the over-the-counter market.

     SECTION 5.27 DISCLOSURE. No representation or warranty contained in this
Article V, as qualified by the SPS Disclosure Letter, or in any Schedule or Exhibit hereto or any closing certificate furnished or to be furnished by either SPS, its Subsidiaries, or any SPS Holder to Guardian pursuant to this Agreement or in connection with the Merger at the execution date contains or, at the Effective Time, will contain any untrue statement of material fact, or at the execution date omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF GUARDIAN

     Guardian and Guardian Sub represent and warrant to SPS as follows:

     SECTION 6.1 ORGANIZATION. Guardian is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Guardian is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Guardian Material Adverse Effect. Guardian Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Guardian Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually, or in the aggregate, have a Guardian Material Adverse Effect. Other than Guardian Sub and Specialty Device Installers, Inc., Guardian has no Subsidiaries.

     SECTION 6.2 NO GUARDIAN SUB ASSETS, LIABILITIES OR BUSINESS. Guardian Sub is a newly formed wholly owned subsidiary of Guardian, and except for any rights and liabilities that Guardian Sub may have with respect to this Agreement, Guardian Sub does not have any assets or liabilities, nor has Guardian Sub conducted any business other than in connection with the transactions contemplated hereby and the formation of Guardian Sub.

     SECTION 6.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Guardian and Guardian Sub has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Guardian and Guardian Sub and the consummation by Guardian and Guardian Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Guardian or Guardian Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Guardian and Guardian Sub and constitutes a valid and binding agreement of Guardian and Guardian Sub, enforceable against Guardian and Guardian Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles.

     SECTION 6.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filing of the Articles of Merger as required by Florida Law, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, public body or authority is necessary for the execution and delivery of this Agreement, and performance of the transactions contemplated by this Agreement, by Guardian or Guardian Sub. Neither the execution, delivery and performance of this Agreement by Guardian and Guardian Sub, nor the consummation by Guardian and Guardian Sub of the transactions contemplated hereby, nor compliance by Guardian and Guardian Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of organizational documents of Guardian, Guardian Sub or any other Guardian Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Guardian or any Guardian Subsidiary is a party or by which Guardian or any Guardian Subsidiary or any of their respective properties or assets may be bound or affected (other than such violations as would occur under Guardian's loan agreement with Heller Financial, Inc. and under Guardian's agreement with Simplex Time Recorder Co., in each case, absent their consent to the Merger, which consents will be sought), (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guardian or any Guardian Subsidiary or any of their respective properties or assets, (iv) result in the creation or imposition of any Lien on any material asset of Guardian or any Guardian Subsidiary, or (v) cause the suspension or revocation of any registrations, licenses, permits and other consents or approvals of any governmental agency held by Guardian or any Guardian Subsidiary, except in the case of clauses (ii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Guardian Material Adverse Effect.

     SECTION 6.5 FINANCIAL REPORTS. Guardian has previously furnished to SPS a true and complete copy of all reports and other documents filed by Guardian with the SEC since September 1, 1996, including without limitation its annual report on Form 10-K for the fiscal year ended December 31, 1996 (the "Guardian Annual Report") including, among other things, consolidated balance sheets of Guardian as of December 31, 1996 and December 31, 1995 and, the related consolidated statements of earnings, cash flows and stockholders' equity for each of the two fiscal years in the period ended December 31, 1996. Guardian has also furnished to SPS an unaudited consolidated balance sheet of Guardian as of May 31, 1997 and the related consolidated statement of earnings, cash flows and stockholders' equity for the five-month period then ended (collectively with the audited financial statements referenced above, the "Guardian Financial Statements"). The Guardian Financial Statements have been prepared in accordance with GAAP consistently applied (except in the case of the unaudited financial statements referenced above as otherwise permitted by the SEC for interim financial statements), present fairly the consolidated financial position and consolidated assets and liabilities of Guardian as of the dates thereof, and the results of operations and cash flows for the periods then ended, subject in the case of unaudited Guardian Financial Statements to normal recurring year-end adjustments and the absence of notes. Since September 1, 1996, Guardian has made all filings required to be made in compliance with the Exchange Act, and such filings and the Guardian Annual Report, as modified by subsequent reports filed pursuant to the Exchange Act in connection with the amendment of Guardian's Form 10-SB, did not contain any untrue statement of any material fact and did not omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made as of their respective dates of filing. Notwithstanding the above, Guardian represents and SPS acknowledges that Guardian has prepared and filed with the SEC five amendments to its Form 10-SB filed under the Exchange Act in response to comments received from the SEC, and such Form 10-SB has not been declared effective by the SEC and may be subject to additional comments from the SEC.

     SECTION 6.6 CAPITALIZATION. The authorized capital stock of Guardian consists of 100,000,000 shares of Guardian Class A Common Stock and 484,035 shares of Guardian Class B Common Stock. As of the date of this Agreement, 6,446,804 shares of Guardian Class A Common Stock and 484,035 shares of Guardian Class B Common Stock are issued and outstanding. All of the issued and outstanding Guardian Stock is validly issued, fully paid and nonassessable and free of preemptive rights, except as set forth on Schedule 6.6 hereto. As of the date of this Agreement, except as set forth on Schedule 6.6 hereto, there are no shares of capital stock of Guardian issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Guardian to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Except as provided in this Agreement, after the Effective Time, Guardian will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

     SECTION 6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in filings that have been made by Guardian under the Exchange Act or as set forth on Schedule 6.7 hereto, since September 1, 1996, Guardian has in all material respects conducted its business in the ordinary course consistent with past practices and there has not occurred with respect to Guardian any change or event that has had or is reasonably likely to have a Guardian Material Adverse Effect.

     SECTION 6.8 LITIGATION. Except for litigation disclosed in filings that have been made by Guardian under the Exchange Act or as set forth on Schedule
6.8 hereto, there is no suit, action or proceeding (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agencies or instrumentality, or before any arbitrator) pending or, to the Knowledge of Guardian, threatened against or affecting Guardian or any of its Subsidiaries the outcome of which could, individually or in the aggregate, have a Guardian Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Guardian or any of its Subsidiaries having, or which, in so far as can reasonably be foreseen in the future may have, any such effect.

     SECTION 6.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed herein and in filings that have been made by Guardian under the Exchange Act, and liabilities incurred after December 31, 1996 in the ordinary course of business and consistent with past practices, Guardian does not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto).

     SECTION 6.10 NO DEFAULT. Except as set forth on Schedule 6.10 hereto, neither Guardian nor any of its Subsidiaries is in material violation or material breach of, or material default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (i) any material note, bond, mortgage, deed of trust, security interests, indenture, license, contract, agreement, plan or other instrument or obligation to which Guardian or any such Subsidiary is a party or by which Guardian or any such Subsidiary or any of their respective properties or assets may be bound or effected, (ii) any order, writ, injunction, decree, statute, rule or regulation applicable to Guardian, any Guardian Subsidiary or any of their respective properties or assets or (iii) any registration, license, permit or other consent or approval of any governmental agency, except in each case for breaches, defaults or violations which would not individually or in the aggregate have a Guardian Material Adverse Effect.

     SECTION 6.11 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's fee or other fee or commission payable by Guardian in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Guardian, except for such fee as will be paid in connection with the fairness opinion referenced in Section 10.3(d) hereof.

     SECTION 6.12 RELATED PARTIES. Except as set forth in filings made pursuant to the Exchange Act, no officer or director of Guardian or any of its Subsidiaries, or any affiliate of such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by Guardian or its Subsidiaries, or (b) a beneficial interest in any contract or agreement to which Guardian or any of its Subsidiaries is a party or by which Guardian or any of its Subsidiaries may be bound (and Richard Ginsburg does not, and has never had, any beneficial interest in All American). For purposes of this Section 6.12, there shall be disregarded any interest which arises solely from ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded or quoted on a national securities exchange or in the over-the-counter market.

     SECTION 6.13 REPRESENTATION REGARDING TAX-FREE REORGANIZATION. It is the present intention of Guardian and Guardian Sub to continue at least one significant historic business line of SPS, or to use at least a significant portion of the historic business assets of SPS in a business, in each case within the meaning of Section 1.368-1(d) of the Treasury Regulations promulgated under the Code.

     SECTION 6.14 DISCLOSURE. No representation or warranty contained in this
Article VI, or any Schedule or Exhibit hereto or any closing certificate furnished or to be furnished by either Guardian, its Subsidiaries, or the Ginsburgs to SPS pursuant to this Agreement or in connection with the Merger at the execution date contains or, at the Effective Time, will contain any untrue statement of a material fact, or at the execution date omits or, at the Effective Time, will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE VII
                                COVENANTS OF SPS

     SECTION 7.1 CONDUCT OF BUSINESS OF SPS. Except as expressly contemplated by this Agreement, during the period from the date hereof to the Effective Time, SPS will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary course of business consistent with past practice, and will use its reasonable best efforts to (i) preserve intact its business organization and assets, (ii) maintain in effect all federal, state and local licenses, approvals and authorizations, that are required for it to carry on its business, (iii) keep available the services of its officers and employees, and (iv) maintain existing relationships with its lenders, suppliers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the Effective Time, SPS will not, without the prior written consent of Guardian:

     (a) amend its articles of incorporation or bylaws;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell, pledge, encumber, deliver or otherwise dispose of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except as required by SPS Options outstanding as of the date hereof upon the exercise thereof, or amend in any respect any of the terms of any such securities or options outstanding as of the date hereof;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire any of its securities or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

     (d) (i) except for borrowings under its existing credit facilities not to exceed $50,000 made in the ordinary course of business and consistent with past practice, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other person; (ii) make any loans, advances or capital contributions to, or investments in, any other person; (iii) pledge or otherwise encumber shares of its capital stock; or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

     (e) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for normal increases for employees with a base salary of less than $35,000 per annum in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date hereof (or that has been in effect within the six-month period ending on the date hereof) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

     (f) acquire, sell, lease or dispose of any assets outside the ordinary course of business or commit or agree to do any of the above;

     (g) except as required by GAAP, change any of the accounting principles or practices used by it (provided that, prior to making any change required by GAAP, SPS shall inform Guardian in writing of the nature of such change);

     (h) make any Tax election or settle or compromise any Tax liability;

     (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or specifically referred to in, the SPS Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice; provided that in no event shall SPS and its Subsidiaries repay any indebtedness except to the extent required by the terms thereof;

     (j) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice with executory obligations not to exceed $10,000 in each case; (iii) authorize any capital expenditures in excess of $10,000; or
(iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing; or

     (k) commit or agree in writing or otherwise to take any of the actions described in Section 7.1(a) through 7.1(j) or any action which would make any of the representations or warranties of SPS contained in this Agreement untrue or incorrect as of the date when made or would result in any of the conditions set forth in this Agreement not being satisfied.

     SECTION 7.2 ACCESS TO INFORMATION.

     (a) SPS will give Guardian and its authorized representatives reasonable access to all employees, offices and other facilities and to all books and records of SPS and its Subsidiaries, will permit Guardian to make such inspections as it may reasonably require to update previously conducted inspections thereof and to complete all related legal inspections and will cause its officers and those of its Subsidiaries to furnish Guardian with such financial and operating data and other information with respect to the business and properties of SPS and its Subsidiaries as Guardian may from time to time reasonably request.

     (b) In accordance with the terms of that certain Confidentiality Agreement between SPS and Guardian dated December 23, 1996, Guardian will hold, and will cause its affiliates, representatives and advisors to hold, in strict confidence, and not to use except in connection with the Merger, all confidential documents and information provided by SPS and will not release or disclose such information to any other person except its advisors and its primary lender in connection with the Merger. If the transactions contemplated by this Agreement are not consummated, Guardian will return to SPS, and will cause its representatives and advisors to return to SPS, all written non-public or confidential information furnished by SPS and its Subsidiaries pursuant hereto, and will destroy all notes taken in connection with this Agreement.

     SECTION 7.3 SPS SPECIAL SHAREHOLDERS' MEETING. As soon as practicable following the date hereof, SPS shall cause to be prepared a notice to SPS Shareholders as required by Florida Law relating to the SPS Special Shareholders' Meeting and informing the SPS shareholders of their dissenters' rights under Florida law and shall cause such meeting to be convened and the SPS Shareholders to vote with respect to this Agreement and the Merger or shall effect such vote by written consent in accordance with the requirements of Florida Law and the organizational documents of SPS.

     SECTION 7.4 FULFILLMENT OF CLOSING CONDITIONS. At and prior to the Closing, SPS shall use commercially reasonable efforts to fulfill the conditions specified in Article X hereof to the extent that the fulfillment of such conditions is then in its control, except that SPS shall not be required to pay or expend any funds in excess of $50,000 to correct any default under the representations and warranties of SPS or to fulfill any of such conditions. In connection with the foregoing, SPS will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referenced in Section 10.3, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the Merger, (d) use commercially reasonable efforts to obtain in a timely manner the SPS Required Consents, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all of the things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger. SPS shall give Guardian prompt written notice of any event or development that occurs or fails to occur (and that is known to SPS) that gives SPS reason to believe the conditions set forth in Section 10.3 will not be satisfied prior to the Termination Date.

     SECTION 7.5 BOARD OF DIRECTORS' APPROVAL. As soon as practicable after the date hereof, the Board of Directors of SPS shall (i) determine that each of this Agreement and the Merger are fair and in the best interests of the shareholders of SPS, (ii) approve this Agreement and the transactions contemplated hereby and thereby, including the Merger, which approval shall constitute a ratification of the execution of this Agreement and (iii) resolve to recommend the approval and adoption of this Agreement and approval of the Merger by the SPS Holders.

                                  ARTICLE VIII
                              COVENANTS OF GUARDIAN

     SECTION 8.1 CONDUCT OF BUSINESS OF GUARDIAN. Except as expressly contemplated by this Agreement, during the period from the date hereof to the Effective Time, Guardian will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary course of business consistent with past practice, and will use its reasonable best efforts to (i) preserve intact its business organization and assets, (ii) maintain in effect all federal, state and local licenses, approvals and authorizations that are required for it to carry on its business, (iii) keep available the services of its officers and employees, and (iv) maintain existing relationships with its lenders, suppliers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the Effective Time, Guardian will not, without the prior written consent of SPS:

     (a) amend its articles of incorporation or bylaws, other than to comply with the requirements of Section 8.4 and 8.5 hereof;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell, pledge, encumber, deliver or otherwise dispose of (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), or amend in any material respect any of the terms of any such securities or options outstanding as of the date hereof;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire any of its securities or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

     (d) (i) except for borrowings under its and its Subsidiaries existing credit facilities (I.E., such facilities with Heller Financial, Inc., Data General, R.G. Telephone Lease,

United National Bank, Ikon Capital and Exclusive Copier Corp) made in the ordinary course of business and consistent with past practice, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other person; (ii) make any loans, advances or capital contributions to, or investments in, any other person; (iii) pledge or otherwise encumber shares of its capital stock; or (iv) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

     (e) acquire, sell, lease or dispose of any assets (other than acquisitions or sales of assets representing not more than $30,000 of Monthly Recurring Income in the aggregate, in either case, or the contemplated acquisition of an approximately $150,000 computer system pursuant to a five-year lease agreement by Guardian) outside the ordinary course of business or commit or agree to do any of the above;

     (f) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in advance of the due date or maturity date thereof;

     (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (other than any acquisition or series of acquisitions with an aggregate purchase price of less than $500,000); (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice;
(iii) authorize capital expenditures in excess of $250,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing; or

     (h) commit or agree in writing or otherwise to take any of the actions described in Section 8.1(a) through 8.1(g) or any action which would make any of the representations or warranties of Guardian contained in this Agreement untrue or incorrect as of the date when made or would result in any of the conditions set forth in this Agreement not being satisfied.

     SECTION 8.2 ACCESS TO INFORMATION.

     (a) Guardian will give SPS and its authorized representatives reasonable access to all employees, offices and other facilities and to all books and records of Guardian and its Subsidiaries, will permit SPS to make such inspections as it may reasonably require to update previously conducted inspections thereof and to complete all related legal inspections and will cause its officers and those of its Subsidiaries to furnish SPS with such financial and operating data and other information with respect to the business and properties of Guardian and its Subsidiaries as SPS may from time to time reasonably request.

     (b) In accordance with the terms of that certain Confidentiality Agreement between SPS and Guardian dated December 23, 1996, SPS will hold, and will cause its affiliates, representatives and advisors to hold, in strict confidence, and not to use except in connection with the Merger, all confidential documents and information provided by Guardian and will not release or disclose such information to any other person except its advisors and its primary lender in connection with the Merger. If the transactions contemplated by this Agreement are not consummated, SPS will return to Guardian, and will cause its representatives and advisors to return to Guardian, all written non-public or confidential information furnished by Guardian and its Subsidiaries pursuant hereto, and will destroy all notes taken in connection with this Agreement.

     SECTION 8.3 FULFILLMENT OF CLOSING CONDITIONS. At and prior to the Closing, Guardian shall use commercially reasonable efforts to fulfill the conditions specified in Article X hereof to the extent that the fulfillment of such conditions is then in its control, except that Guardian shall not be required to pay or expend any funds in excess of $50,000 to correct any default under the representations and warranties of Guardian or to fulfill any of such conditions. In connection with the foregoing, Guardian will (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the agreements and other documents referenced in Section 10.2, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the Merger, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required for the consummation of the Merger and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all of the things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger. Guardian shall give SPS prompt written notice of any event or development that occurs or fails to occur (and that is known to Guardian) that gives Guardian reason to believe the conditions set forth in Section 10.2 will not be satisfied prior to the Termination Date.

     SECTION 8.4 GUARDIAN BOARD. As of the Effective Time, Guardian shall cause the number of directors constituting the Guardian Board to be increased to seven, and shall cause such Board to be constituted of two members nominated by a majority of the SPS Holders (as communicated to Guardian by the SPS Holders Representative), three members nominated by the Ginsburgs and two members who shall be outside directors unaffiliated with Guardian or SPS nominated mutually by a majority of the SPS Holders (as communicated to Guardian by the SPS Holders Representative) and the Ginsburgs. So long as the SPS Holders own at least 27% in the aggregate of the outstanding Guardian Common Stock, Guardian shall cause the Guardian Board to be so constituted. Notwithstanding the covenants set forth in this Section 8.4, the election of such directors to the Guardian Board shall be subject at all times to the approval of the Guardian Stockholders to the extent required by law and the Ginsburgs shall vote their shares of Guardian Class A Common Stock in favor of such nominees in accordance with the Stockholders' Agreement.

     SECTION 8.5 OFFICER AND DIRECTOR INDEMNIFICATION. Guardian agrees that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of SPS or any of its Subsidiaries as provided in SPS's Articles of Incorporation and Bylaws with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect for a period of not less than two years. Further, Guardian shall amend its Bylaws, effective as of the Effective Time, to provide its officers and directors with indemnification, including a right to the advancement of expenses, to the fullest extent permitted by Nevada Law.

                                   ARTICLE IX
                            COVENANTS OF THE PARTIES

     SECTION 9.1 PUBLIC ANNOUNCEMENTS. Guardian, on the one hand, and SPS, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the above, any party required by law to disclose the existence of or the terms of this Agreement shall use its best efforts to provide prior notice to the other party giving such other party an opportunity to comment on the content of such disclosure, but shall in any event be permitted to make such disclosure pursuant to this
Section 9.1.

     SECTION 9.2 ACQUISITION PROPOSALS. Each of SPS and Guardian will not, and will use their best efforts to cause their officers, directors, employees, representatives and agents not to, initiate, encourage or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or, except to the extent required by their fiduciary duties, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, or purchase of all or any significant portion of the assets of, or any equity interest in, such party or any of its Subsidiaries or any merger, consolidation or other business combination of such party or any of its Subsidiaries with any other Person. Each party represents that as of the date hereof it has ceased any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Each party agrees to notify immediately the other party if any such negotiations, provision of confidential information or data or discussions are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto. Notwithstanding the above, Guardian may engage in such described behavior with respect to any proposal meeting the above definition of acquisition proposal pursuant to which Guardian shall acquire the stock or assets of another entity for an aggregate purchase price not to exceed $4,000,000.

     SECTION 9.3 NOTICE OF CERTAIN EVENTS. Each of Guardian, Guardian Sub and SPS shall promptly notify the others of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.


                                    ARTICLE X
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 10.1 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

         (a) No statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or other governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger nor shall any filing have been made for the purpose of securing a preliminary or permanent injunction or other action which prohibits, restrains, enjoins or restricts the consummation of the Merger which filing cannot be contested by the parties hereto at an expense of less than $50,000 per party.

         (b) The SPS Shareholders and Board of Directors shall have approved this Agreement and the Merger, to the extent required by applicable law.

         (c) Richard Ginsburg and Guardian shall have entered into an employment agreement with a term of five years acceptable to Guardian, SPS and Mr. Ginsburg, provided that Mr. Ginsburg shall have acted in good faith in negotiating the terms thereof.

         (d) Each party shall have received clearance of the Merger under all states securities laws and received all required consents of governmental entities.

         (e) SPS shall have secured all SPS Required Consents (including the consent of Westec Franchising, Inc. and Fleet Capital Corporation, whose consent shall also include a waiver of any then existing defaults) and Guardian and Guardian Sub shall have secured all waivers, consents and approvals necessary for the consummation of the Merger (including the consent of Heller Financial, Inc. and Simplex Time Recorder Co.)

     SECTION 10.2 CONDITIONS PRECEDENT TO OBLIGATION OF SPS TO EFFECT THE MERGER. The obligation of SPS to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

         (a) Guardian shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing and the representations and warranties of Guardian contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing as if made at and as of such time, except as contemplated by this Agreement, and SPS shall have received a certificate of the Chairman of the Board, the President or the Chief Financial Officer of Guardian as to the satisfaction of this condition.

         (b) SPS shall have received an opinion from Steel, Hector & Davis, counsel to Guardian, dated the Closing Date, in substantially the form set forth as EXHIBIT F hereto. As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Florida corporate law, such counsel may rely upon the certificates of officers and directors of Guardian and of public officials and opinions of local counsel, reasonably acceptable to SPS.

         (c) SPS shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP to the effect that the Merger shall constitute a tax-free reorganization.

         (d) Guardian shall have delivered the following to SPS:

                    (i) A duly executed Registration Rights Agreement;

                    (ii) A duly executed Stockholders Agreement between the Ginsburgs and the SPS Holders;

                    (iii) Payment, for delivery to Chartwell Capital Management Company, Inc., of the first installment of deferred management fees due pursuant to, and a duly executed copy of, the Management Agreement referenced in Section 10.3(f)(iii) below; and

                    (iv) Payment, for delivery to Nantucket Holding Company, Inc., of the first installment of the deferred management fees due in connection with the waiver referenced in Section 10.3(f)(iv).

         (e) There shall have been no material adverse change in the business, financial condition or results of operations of Guardian.

     SECTION 10.3 CONDITIONS TO OBLIGATIONS OF GUARDIAN TO EFFECT THE MERGER. The obligations of Guardian to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

         (a) SPS shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing and the representations and warranties of SPS contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing as if made at and as of such time, except as expressly disclosed by SPS Disclosure Letter or this Agreement, and Guardian shall have received a Certificate of the Chairman of the Board, the President or the Chief Financial Officer of SPS as to the satisfaction of this condition.

         (b) Guardian shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP, counsel to SPS, dated the Closing Date, in substantially the form set forth as EXHIBIT G hereto. As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Georgia corporate law, such counsel may rely upon the certificates of officers and directors of SPS and of public officials and opinions of local counsel, reasonably acceptable to Guardian.

         (c) No SPS Holder shall have exercised dissenter's rights with respect to the Merger.

         (d) Guardian shall have received an opinion of an investment banking firm or firms chosen by Guardian and acceptable to SPS (which acceptance shall not be unreasonably withheld), stating that the Merger is fair from a financial point of view to the stockholders of Guardian and such opinion shall not have been withdrawn or adversely modified.

         (e) The Merger shall have been approved by an independent committee of the Guardian Board of Directors and by the full Guardian Board and such approvals shall not have been withdrawn or adversely modified.

         (f) SPS shall have delivered to Guardian:

                    (i) a Registration Rights Agreement duly executed by all SPS Holders;

                    (ii) a Stockholders Agreement duly executed by all SPS Holders;

                    (iii) a duly executed Management Agreement between Guardian and Chartwell Capital Management Company, Inc., superseding the Management Agreement between SPS and Chartwell dated October 15, 1996 and providing for the payment of all deferred management fees then owed by SPS to Chartwell in 12 equal monthly installments without interest; and

                    (iv) a duly executed waiver by Nantucket Holding Company, Inc. waiving its payment rights upon a change of control pursuant to the Management Agreement between Nantucket Holding Company, Inc. and SPS in exchange for Guardian's agreement to pay all management fees deferred pursuant to such agreement prior to the date of the Closing in 12 equal monthly installments without interest.

         (g) There shall have been no material adverse change in the business, financial condition or results of operations of SPS.

         (h) All holders of SPS Options shall have exercised such options or agreed to the cancellation of such options in accordance with Section 2.7(b) hereof.

         (i) Chartwell Capital Investors, L.P. shall have deposited $30,000 in escrow for a six-month period commencing with the Closing Date, such escrow arrangement to be reasonably acceptable to Guardian, to reimburse Guardian for any liability, up to $30,000, incurred by SPS following the Closing in connection with the lawsuit brought by Armor Alarm Service, Inc. against SPS.


                                   ARTICLE XI
                         TERMINATION: AMENDMENT: WAIVER

     SECTION 11.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after all requisite shareholder approvals thereof, by written notice as set forth below:

     (a) by mutual written consent duly authorized by the Board of Directors of each of Guardian and SPS and the special independent committee of the Board of Directors of Guardian;

     (b) by either of SPS or Guardian if the Merger shall not have been consummated on or before August 31, 1997 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this SECTION 11(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

     (c) by either Guardian or SPS upon failure of the condition set forth in
Section 10.1(a) hereof;

     (d) by SPS if Guardian and Guardian Sub shall have materially breached, or failed to comply with, any of their obligations under this Agreement or any representation or warranty made by Guardian and Guardian Sub shall have been materially incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a Guardian Material Adverse Effect;

     (e) by Guardian if SPS shall have materially breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by it shall have been materially incorrect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in each case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in an SPS Material Adverse Effect;

     (f) by either Guardian or SPS if the requisite approval of the SPS Holders is not obtained; or

     (g) by Guardian if the fairness opinion referenced in Section 10.3(d) shall not be given or shall have been withdrawn or adversely modified.

     SECTION 11.2 BREAKUP FEE; EFFECT OF TERMINATION.

     (a) In the event of the termination and abandonment of this Agreement pursuant to Section 11.1 (b), (d) or (e) or a party's refusal to consummate the Merger not permitted pursuant to Section 11.1, a breakup fee of $250,000 shall be paid, within one business day following termination, by the party (i) whose failure to fulfill any obligation or condition to closing caused such termination pursuant to Section 11.1(b), (ii) who materially breached, or failed to comply with, any of its obligations under this Agreement, or made a representation or warranty determined to have been materially incorrect when made resulting in termination pursuant to Section 11.1(d) or (e) or (iii) who so refuses to consummate the Merger.

     (b) Notwithstanding provisions of Section 11.2(a) above, no breakup fee will be paid if this Agreement is terminated and abandoned as a result of any of the following:

                    (i) failure of satisfaction of the condition set forth in
         Section 10.1(c);

                    (ii) failure to secure any consent required by Section 10.1(e) hereof; provided that Guardian and SPS have negotiated in good faith with such consenting parties;

                    (iii) failure of satisfaction of the condition set forth in
         Section 10.3(d);

                    (iv) a material adverse change in the business, financial condition or results of operations of Guardian or SPS;

                    (v) failure of the condition set forth in Section 10.2(c) where the parties are unable, after good faith negotiations, to agree on an alternative, tax-free form of transaction; or

                    (vi) failure of the condition set forth in Section 10.3(e); provided neither the independent committee nor the Guardian Board of

         Directors has acted in bad faith in refusing to approve the Merger or in withdrawing or adversely modifying such approval.

     (c) In the event of the termination and abandonment of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than with respect to the provisions of this Section 11.2 and Sections 7.2(b), 8.2(b) and 11.3. Nothing contained in this Section 11.2 shall relieve any party from liability for any willful breach of this Agreement.

     SECTION 11.3 EXPENSES. If this Agreement is terminated by SPS or Guardian without consummation of the Merger for any reason whatsoever, the costs and expenses of the preparation and negotiation of this Agreement shall be shared equally by Guardian and SPS. If the Merger is consummated, Guardian and Guardian Sub will bear the combined costs and expenses of all parties to this Agreement in connection with the Merger.

     SECTION 11.4 EXTENSION; WAIVER. At any time prior to the Closing, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.1 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     SECTION 12.2 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for any agreements to be performed in any part after the Effective Time, the representations, warranties, covenants and other agreements contained herein and in any certificate delivered pursuant hereto shall not survive beyond the Effective Time or any termination of this Agreement.

     SECTION 12.3 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and documents and instruments referred to herein and therein (i) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

     SECTION 12.4 VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     SECTION 12.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

    if to Guardian or Guardian Sub:

    Guardian International, Inc.
    3880 North 28th Terrace
    Hollywood, Florida  33020
    Attn:     Richard Ginsburg

    with a copy to:

    Steel Hector & Davis
    200 South Biscayne Boulevard
    Miami, Florida 33131
    Attn:     Harvey Goldman, Esq.

    if to SPS:

    SPS Holdings, Inc.
    1610 Independent Square
    Jacksonville, Florida  32202
    Attn:     Kenneth Purcell

    with a copy to:

    Paul, Hastings, Janofsky & Walker LLP
    600 Peachtree Street, N.E.
    Suite 2400
    Atlanta, Georgia 30308
    Attn:     Elizabeth Noe, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     SECTION 12.6 GOVERNING LAW. Florida law, without reference to the conflicts of law provisions thereof, shall govern all issues concerning this Agreement and the Merger, including, without limitation, the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

     SECTION 12.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 12.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 12.9 FURTHER ASSURANCES. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the transactions contemplated hereby.

     SECTION 12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 12.11 ASSIGNMENT. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                    GUARDIAN:

                                    Guardian International, Inc., a Nevada
                                    corporation


                                       By:
                                           -----------------------------------
                                      Name:
                                           -----------------------------------
                                     Title:
                                           -----------------------------------


                                    The Guardian Security Group, Inc., a Florida corporation


                                       By:
                                           -----------------------------------
                                      Name:
                                           -----------------------------------
                                     Title:
                                           -----------------------------------


                                    SPS:

                                    SPS Holdings, Inc., a Florida corporation


                                       By:
                                           -----------------------------------
                                      Name:
                                           -----------------------------------
                                     Title:
                                           -----------------------------------

                                                                      EXHIBIT B

                             Calculation of Relative
                      Contribution and Merger Consideration

    The relative projected contribution of each of SPS and Guardian to the resulting consolidated entity of the Merger shall be calculated by determining X for each company where

    X = RMR as of May 31, 1997 MULTIPLIED BY 45 MINUS long-term debt (defined as senior debt, excluding capitalized leases and notes payable related to equipment purchases) PLUS OR MINUS net working capital (net of deferred revenue) depending on whether net working capital is positive or negative1

Each company's X will then be expressed as a percentage of SPS' X plus Guardian's X ("Combined X").

    Guardian will then issue to the SPS shareholders in connection with the Merger in the aggregate that number of shares of Guardian Class A Common Stock equal to that percentage of the total number of shares of Guardian Class A and Class B Common Stock to be outstanding post-Merger (including as outstanding shares 150,000 shares to be issued to Heller pursuant to its loan agreement with Guardian, but excluding shares underlying stock options with an exercise price exceeding $2.00 per share and the related options) as Holdings' X bears to Combined X. For example, if Holdings' contribution to the combined entity is deemed to be 48% of Combined X, then sufficient shares of Guardian Class A Common Stock shall be issued in the Merger such that the Holdings shareholders shall own 48% of total outstanding Class A and Class B Common Stock following the Merger.

--------
    1 In calculating X, RMR will be exclusive of wholesale revenue. An amount equal to wholesale RMR multiplied by 12 will be added to X to represent such wholesale revenue.

                                                                       EXHIBIT C


                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of _____________, 1997, by and between Guardian International, Inc., a Nevada corporation (the "Company"), and each of the Persons who have executed this Agreement and are named in Annex A to this Agreement (each sometimes referred to herein individually as a "Stockholder" and sometimes collectively as the "Stockholders").

     WHEREAS, effective as of the date hereof, SPS Holdings, Inc., of which the Stockholders were former preferred and common shareholders, has been merged with and into The Guardian Security Group, Inc., a wholly-owned subsidiary of the Company;

     WHEREAS, in connection with such merger, the Stockholders received an aggregate of __________ shares of the Company's Common Stock, as defined below, held by the Stockholders as set forth on Annex A hereto; and

     WHEREAS, to provide liquidity to the Stockholders with respect to the ownership of the Common Stock, the Company wishes to provide certain rights to the Stockholders to require registration for resale of their shares of Common Stock with the Securities and Exchange Commission;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both singular and plural forms of the terms defined).

     "AGREEMENT" means this Registration Rights Agreement.

     "BOARD" means the Board of Directors of the Company.

     "COMMON STOCK" means the Class A Common Stock, $.001 par value, or the Class B Common Stock, $.001 par value, of the Company as the context requires.

     "COMMISSION" means the Securities and Exchange Com- mission.

     "EQUITY SECURITY" means any stock or similar security of the Company or any security (whether stock or indebtedness for borrowed money) convertible of exchangeable, with or without consideration into or for any stock or similar security, or any security (whether stock or indebtedness for borrowed money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "HELLER" means Heller Financial, Inc.

     "HELLER REGISTRATION RIGHTS" means the piggyback registration rights currently held by Heller with respect to Common Stock pursuant to that certain Agreement between Heller and the Company dated August 15, 1996.

     "HOLDER" of any security means the record or beneficial owner of such security.

     "HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES" means the Person or Persons who are the Holders of greater than 50% of the shares of Registrable Securities then outstanding.

     "INITIATING HOLDERS" means with respect to each registration effected pursuant to Section 2 hereof, the Holders of a Majority of the Registrable Securities.

     "PERSON" includes any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     "REGISTRABLE SECURITIES" means (1) all Common Stock owned now or in the future by the Stockholders, and (2) any securities issued or issuable with respect to the Common Stock referred to in clause (1) above by way of a stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger or consolidation or reorganization of the Company; PROVIDED, HOWEVER, that such shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale and the seller and purchaser of such Common Stock receive an opinion of counsel for the Company, which shall be in form and content reasonably satisfactory to the seller and buyer and their respective counsel and the Company, to the effect that such Common Stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

     "REPRESENTATIVE" means Chartwell Capital Investors, L.P., who shall act as representative of the Stockholders for purposes of communications with the Company as set forth herein.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "STOCKHOLDERS" has the meaning assigned to it in the preamble hereto.

     2. REQUIRED REGISTRATION.

         (a) At any time after the date of this Agreement, if and whenever the Company shall receive a written request therefor from Initiating Holders, the Company shall prepare and file as soon as reasonably practicable a registration statement under the Securities Act covering the shares of Registrable Securities which are the subject of such request and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible; PROVIDED that the Company may delay filing any registration statement and withhold efforts to cause any such registration statement to become effective pursuant to this Section 2 for a period of up to a maximum of one hundred eighty (180) days if (i) (A) in the opinion of counsel for the Company, the Company would thereby be required to disclose information relating to pending corporate developments or business transactions (including any financing) involving the Company not otherwise required by law to be publicly disclosed and (B) in the good faith judgment of the Board such disclosure at such time could have a material adverse effect on the Company or on any such corporate development or business transaction or (ii) in the good faith judgment of the Board such registration would have a material adverse effect on a registered public offering of securities by the Company then in process (which registered public offering will give rise to the incidental registration rights set forth in Section 3 hereof upon its consummation). Following the delay of the filing of a registration statement or withholding of efforts to cause any registration statement to become effective in accordance with the above, the Company shall promptly proceed with such filing or resume efforts to cause a declaration of effectiveness at the earliest time such disclosure can be made without material adverse effect or such other public offering is abandoned or completed (subject to section 2(c) hereof), as the case may be, whether or not such 180-day period has expired. Upon making such request upon the Company, the Initiating Holders shall give prompt written notice to all Holders of Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares by the Holders thereof within fifteen (15) days after the receipt of written notice from the Initiating Holders; provided the Holders of Registrable Securities acknowledge that a delay in completing such registration may result from the longer notice periods afforded to Heller under the Heller Registration Rights.

         (b) The Company shall be obligated to prepare, file and use its best efforts to cause to become effective only two registration statements pursuant to this Section 2 and shall be obligated to maintain the effectiveness of each such registration statement until the earlier of (i) the sale of all shares registered pursuant thereto or (ii) the date that is one hundred twenty
(120) days after the date on which the registration statement is initially declared effective.

         (c) The Company (i) shall not be required by this Section 2 to effect a registration of Registrable Securities unless Form S-3 or other equivalent form is then available for such registration (provided the Commission has not denied the use of Form S-3 or such equivalent form solely as a result of the Company's Form 10-SB not having been declared effective) and
(ii) shall not be required to effect a registration of Registrable Securities pursuant to this Section 2 within the 180-day period immediately following the effective date of any underwritten offering of securities by the Company.

         (d) If the Holders initiating a request for the registration of Registrable Securities pursuant to this Section 2 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall provide the Company with the name of the managing underwriter or underwriters (the "managing underwriter") that a majority in interest of the Initiating Holders requesting such registration propose to employ, which managing underwriter shall be reasonably acceptable to the Company, as a part of their request made pursuant to this Section 2, and the Initiating Holders shall include such information in the written notice referred to in Section 2(a). If no such notice is provided, the Company may at its option require distribution of such securities by means of a firm commitment underwriting and may choose the managing underwriter, so long as such underwriter is a nationally recognized underwriting firm, which managing underwriter shall be reasonably acceptable to a majority in interest of the Initiating Holders. In either such event the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by the Holders of a Majority of the Registrable Securities initiating such request for registration and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into (together with the Company) an underwriting agreement with the underwriter or underwriters selected for such underwriting, in the manner set forth above, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities to be included in such registration.

         (e) The Holders acknowledge that pursuant to the Heller Registration Rights, Heller has the right to participate in any registration effected pursuant to this Section 2. The Initiating Holders shall assist the Company in providing notice to Heller of any registration to be effected under this Section 2.

         (f) Notwithstanding any other provision of this Section 2, if the managing underwriter of an underwritten distribution advises the Company, the Holders of Registrable Securities participating in such registration and Heller, to the extent it is participating in such registration, in writing that in its good faith judgment the inclusion of the Registrable Securities requested to be included in such registration would materially adversely affect the distribution of all securities to be offered in such registration, then (i) the number of shares of Registrable Securities and shares of Common Stock held by Heller, if any, to be included in such registration shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering and (ii) this reduced number of shares shall be allocated among all Holders thereof and Heller in proportion, as nearly as practicable, as each such Holder's and Heller's shares proposed to be registered bears to the aggregate number of shares held by such Holders and Heller proposed to be included in such offering at the time of the filing of the registration statement. Those Registrable Securities which are excluded from the underwriting by reason of the managing underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be (A) withheld from the market by the Holders thereof for a period, not to exceed one hundred eighty (180) days following the effective date of such registration, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering and (B) upon notice from the Company, withheld from the market by the Holders thereof for a period not to exceed thirty (30) days prior to the effective date of such registration.

         (g) If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Company and, subject to the requirements of Section 7 hereof, other holders of the Company's securities in addition to Heller may include securities for its (or their) own account in such registration if (i) the managing underwriter so agrees and (ii) the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited and (iii) such other securities are then registrable on Form S-3.

     3. INCIDENTAL REGISTRATION.

         (a) Each time the Company shall determine to file a registration statement under the Securities Act (other than pursuant to Section 2 hereof and other than on Form S-4 or S- 8, a registration statement on Form S-1 covering solely an employee benefit plan or a registration statement on Form S-3 covering solely offers pursuant to a dividend or interest reinvestment plan) in connection with the proposed offer and sale for money of any of its securities either for its own account or on behalf of any other security holder, the Company shall give prompt written notice of its determination to the Representative, who shall provide copies of such notice to all Holders of Registrable Securities. Upon the written request of a Holder of any shares of Registrable Securities given within ten (10) days after the receipt of such written notice from the Company, provided that a minimum of _______ shares have been requested to be included by all participating Holders, the Company shall cause all such Registrable Securities, the Holders of which have so requested registration thereof to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

         (b) If the registration of which the Company gives written notice pursuant to Section 3(a) is for a public offering involving an underwriting, the Company shall so advise the Holders as a part of its written notice. In such event the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into (together with the Company and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, provided that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the shares of Registrable Securities requested to be included in such registration and provides for such Holders to withhold from the market all other Registrable Shares held by such Holders for not more than one hundred eighty (180) days.

         (c) Notwithstanding any other provision of this Section 3, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the inclusion of the Registrable Securities and the other securities requested to be registered would materially adversely affect the distribution of all securities to be offered in such registration, then (i) the number of shares of Registrable Securities and other securities (including any securities to be included by Heller) to be included in the offering and any shares to be included on behalf of the Company shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be included pursuant to demand registration rights granted by the Company in accordance with Section 7 hereof, in an offering initiated upon the exercise of such rights, which shall have priority over the shares of Registrable Securities), and (ii) such reduced number of shares shall be allocated among the Company, all participating Holders of Registrable Securities and the holders of other securities, including Heller, in proportion, as nearly as practicable, as each such Person's shares to be included bears to the aggregate number of shares of Registrable Securities and other securities proposed to be included by the Company, such Holders and other holders at the time of the filing of the registration statement. All Registrable Securities and other securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be (A) withheld from the market by the Holders thereof for a period, not to exceed one hundred eighty (180) days following the effective date of such registration, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering and (B) upon notice from the Company, withheld from the market by the Holders thereof for a period not to exceed thirty (30) days prior to the effective date of such registration.

     4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 or 3 hereof to effect the registration of Registrable Securities under the

Securities Act, the Company, at its expense and as expeditiously as possible, shall:

         (a) In accordance with the Securities Act and all applicable rules and regulations, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold;

         (b) If the offering is to be underwritten, in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering and the Holders of a majority of the Registrable Securities participating in such offering;

         (c) Furnish to the Holders of securities parti- cipating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities;

         (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within such time period as is required by the laws of such jurisdictions, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

         (e) Notify the Representative, on behalf of the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (f) Notify the Representative, on behalf of the Holders participating in such registration, promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (g) Prepare and file with the Commission, as soon as practicable upon the request of any the Representative, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

         (h) Prepare and file promptly with the Commission, and promptly notify the Representative of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare as soon as practicable upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

         (j) Advise the Representative (who shall promptly notify all other Holders) promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (k) Make available for inspection upon reasonable request by any Holder of Registrable Securities covered by such registration statement, by any managing underwriter of any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement (if available).

     5. EXPENSES.

         (a) With respect to each registration effected pursuant to Section 2 hereof and with respect to each inclusion of shares of Registrable Securities in a registration statement pursuant to Section 3 hereof, the Company shall bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; PROVIDED, HOWEVER, that security holders participating in any such registration shall bear their pro rata share of the (i) underwriting discount and commissions, (ii) any transfer taxes related to the sale such of securities and (iii) any accountant comfort letter requested by the managing underwriter(s) of such registration.

         (b) The fees, costs and expenses of registration to be borne as provided in paragraph (a) above, shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one firm of counsel for the selling security holders, selected by the Holders of a majority of the shares of Registrable Securities to be included in such registration, and the premiums and other costs of policies of insurance against liability arising out of such public offering.

     6. INDEMNIFICATION.

         (a) The Company hereby agrees to indemnify and hold harmless each Holder of Registrable Securities included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers and directors and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse such Holder, its officers, directors and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors or controlling Persons, or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.

         (b) Each Holder of shares of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement hereby agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors and each Person who controls the Company within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors and controlling Persons with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, BUT ONLY TO THE EXTENT, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder specifically for use in the preparation thereof.

         (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section 6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 6 and shall not relieve the indemnifying party from liability under this
Section 6 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, which approval will not be unreasonably withheld, the indemnifying party shall not be liable to such indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time,
(iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

         (d) If the indemnification provided for in subsection (a) or (b) of this Section 6 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and the indemnified party on the other from the related offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount payable by such indemnified person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative benefits received by an indemnifying party on the one hand and an indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by each party bear to the total net proceeds from the offering received by each other party and, with respect to an underwriter, the total underwriting discounts and commissions received by such underwriter, and in each case as set forth in the table on the cover page of the related prospectus. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

         (e) In addition to its other obligation under this Section 6, the Company further agrees to reimburse each Holder of Registrable Securities included in a registration statement pursuant to this Agreement (and each of such Holder's controlling Persons, officers, directors, and underwriters (and controlling Persons of such underwriters)) on a monthly basis for all reasonable legal fees and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or admission, described in subsection (a) of this Section 6, notwithstanding the possibility that such payments might later be held to be improper. To the extent that any payment is ultimately held to be improper, each Person receiving such payment shall promptly refund such payment.

     7. FUTURE REGISTRATION RIGHTS. Except as expressly permitted by this Agreement and except for the Heller Registration Rights and an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not enter into any agreement to register any Equity Securities under the Securities Act unless such agreement specifically provides that (a) the holder of such Equity Securities may not participate in any registration requested pursuant to Section 2 hereof without the written consent of the Holders of a majority of the shares of Registrable Securities included in such registration unless (i) the sale of the Registrable Securities is to be underwritten on a firm commitment basis and the managing underwriter in its good faith judgment concludes that the public offering or sale of such Equity Securities would not cause the number of shares of Registrable Securities and such Equity Securities to exceed the number which can be sold in such offering, and (ii) the Holders of Registrable Securities shall have the right to participate, to the extent that they may request, in any registration statement initiated under a demand registration right exercised by the holder of such Equity Securities, except that if the managing underwriter of a public offering made pursuant to such a demand registration limits the number of shares of Common Stock to be sold, the participation of the Holders of Registrable Securities and the holders of all other Common Stock (other than the Equity Securities held by such holder of Equity Securities) shall be reduced pro rata based upon the number of shares of Registrable Securities and Common Stock held at the time of filing the registration statement; (b) the holder of such Equity Securities may not participate in any registration requested pursuant to Section 3 hereof if the sale of Registrable Securities is to be underwritten unless, if the managing underwriter limits the total number of securities to be sold, the holders of such Equity Securities and the Holders of Registrable Securities are entitled to participate in such underwritten distribution pro rata based upon the number of shares of Common Stock and Registrable Securities held at the time of filing the registration statement; and (c) all Equity Securities excluded from any registration as a result of the foregoing limitations shall not be included in such registration and may not be publicly offered or sold for such period as the managing underwriter of such registered distribution may request.

     8. REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT. The Company shall at all times use its best efforts to file timely (whether or not it shall then be required to do so) such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. The Company forthwith upon request shall furnish to any Holder of Registrable Securities (a) a written statement by the Company that it has complied with the reporting of Section 13 or 15(d) of the Exchange Act; (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 8 are (x) to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (y) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall use its best efforts to take such other measures and file such other information, documents and reports, as shall be required of it hereafter by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3 (or any similar form hereafter in effect). The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

     9. SHAREHOLDER INFORMATION. The Company may request each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement to furnish the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, including as shall be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement shall furnish the Company with such information, and shall completely respond to any reasonable questionnaire with respect thereto in a timely manner.

     10. FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

     11. MISCELLANEOUS.

         11.1 WAIVERS AND AMENDMENTS. With the written consent of the Representative, acting only with the written consent of the Holders of a Majority of the Registrable Securities, the obligations of the Company and the rights of the Stockholders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Stockholders and the Company; PROVIDED, HOWEVER, that no such waiver or supplemental agreement shall reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the Registrable Securities. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Representative shall give prompt written notice thereof to the Holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 11.1. Specifically, but without limiting the generality of the foregoing, the failure of any Stockholder at any time or times to require performance of any provision hereof by the Company shall in no manner affect the right of any Stockholder at a later time to enforce the same, assuming such right can then otherwise be enforced. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         11.2 EFFECT OF WAIVER OR AMENDMENT. Each Stockholder acknowledges that by operation of Section 11.1 hereof the Holders of a Majority of the Registrable Securities will, subject to the limitations contained in such Section

11.1, have the right and power to diminish or eliminate certain rights of such Stockholder under this Agreement.

         11.3 RIGHTS OF STOCKHOLDERS INTER SE. Subject to the consent provisions of Section 11.1 above, each Stockholder shall have the absolute right to exercise or refrain from exercising any right or rights which such Stockholder may have by reason of this Agreement or any Registrable Security, including, without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Stockholder shall not incur any liability to any other Stockholder with respect to exercising or refraining from exercising any such right or rights.

         11.4 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

         (a) If to any Stockholder, including the Representative, addressed to such Stockholder at its address shown on Annex A hereto, or at such other address as such Stockholder may specify by written notice to the Company, or

         (b) If to the Company, or at such other address as the Company may specify by written notice to the Stockholders, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the earlier of its actual receipt or three (3) days after the same has been delivered as aforesaid.

         11.5 VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance in held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

         11.6 PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Registrable Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

         11.7 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         11.8 CHOICE OF LAW. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of Florida should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         11.9 EXPENSES. In addition to the expenses discussed in Section 5 hereof, the Company shall pay and hold the Stockholders and Holders of the Registrable Securities harmless from liability for the payment of, (i) the fees and expenses incurred in connection with any requested waiver of the right of any Stockholder or the consent of any Stockholder to contemplated acts of the Company not otherwise permissible by the terms of this Agreement, (ii) the fees and expenses incurred with respect to any amendment to this Agreement proposed by the Company (whether or not the same becomes effective), (iii) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, and (iv) all costs of the Company's performance of and compliance with this Agreement.

         11.10 COUNTERPARTS. This Agreement may be exe- cuted in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

                                               GUARDIAN INTERNATIONAL, INC.



                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                               STOCKHOLDERS:


                                               CHARTWELL CAPITAL INVESTORS,
                                               L.P., by its general partner,
                                               CHARTWELL CAPITAL PARTNERS, L.P.,
                                               by its general partner,
                                               CHARTWELL PARTNERS, L.P.,
                                               by its general partner,
                                               CHARTWELL, INC.


                                               By:_____________________________
                                                    Name:
                                                    Title:


                                               --------------------------------
                                               Russell R. MacDonnell


                                               --------------------------------
                                               David Heidecorn





                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                               --------------------------------
                                               Craig H. Sakin


                                               --------------------------------
                                               Pamela A. Ashby


                                               --------------------------------
                                               Georgette L. Kandel


                                               --------------------------------
                                               Steve Motycka


                                               --------------------------------
                                               David Wenmark


                                               --------------------------------
                                               Walter McRae


                                               --------------------------------
                                               John A. Kuhne, Jr.


                                               BELK SIMPSON CO.


                                               By:______________________________
                                                    Name:
                                                    Title:

                                               --------------------------------
                                               John A. Kuhne


                                               --------------------------------
                                               Kate Simpson




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                               --------------------------------
                                               William Kuhne


                                               --------------------------------
                                               John Hagins


                                               --------------------------------
                                               Lucy Kuhne

                                               COHASSET CAPITAL CORPORATION


                                               By:_____________________________
                                                    Name:
                                                    Title:

                                               --------------------------------
                                               Wayne Ashby


                                     ANNEX A


NAME OF                         ADDRESS OF                         INITIAL NUMBER OF
PREFERRED                       PREFERRED                          SHARES OF REGISTRABLE
STOCKHOLDER                     STOCKHOLDER                        SECURITIES
-----------                     ------------                       ---------------------

Chartwell Capital               1610 Independent Square
  Investors, L.P.               Jacksonville, FL  32202

Russell R.                      5 Molly Lane
  MacDonnell                    Darien, CT  06820

David Heidecorn                 4 Gifford Lake Drive
                                Armonk, NY  10504

Craig H. Sakin                  36 Bender Way
                                Pound Ridge, NY 10576

Pamela A. Ashby                 26 Calumet Lane
                                Westport, CT 06880

Georgette L.                    1460 Elm Street
  Kandel                        Stratford, CT  06497

Steve Motycka                   3929 Countryview Lane
                                Sarasota, FL 34233

David Wenmark                   4428 Oakview Drive
                                Sarasota, FL 34232

Walter McRae

John A. Kuhne, Jr.


Belk Simpson Co.


John A. Kuhne


Kate Simpson


William Kuhne


John Hagins

Lucy Kuhne

Cohasset Capital Corporation

Wayne Ashby


                                                                     EXHIBIT E

                          GUARDIAN INTERNATIONAL, INC.
                             STOCKHOLDERS AGREEMENT

         This Stockholders Agreement (this "Agreement"), dated as of ___________, 1997, is made by and among Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg and Rhonda Ginsburg (the "Ginsburgs") and each of the stockholders of SPS Holdings, Inc. whose name appears on EXHIBIT A to this Agreement (the "SPS Holders", and together with the Ginsburgs, the "Holders").


                                    RECITALS

         WHEREAS, the Ginsburgs currently own in the aggregate ___ shares of Class A Common Stock, $.001 par value per share (the "Common Stock"), of Guardian International, Inc. ("Guardian"), which shares are held by the Ginsburgs in the numbers and ratios set forth on EXHIBIT B hereto;

         WHEREAS, in connection with the merger of SPS Holdings, Inc. ("SPS") with and into a wholly owned subsidiary of Guardian (the "Merger") pursuant to an Agreement and Plan of Merger, dated June __, 1997, by and among SPS, Guardian and The Guardian Security Group, Inc. (the "Merger Agreement"), each of the SPS Holders will receive, effective as of the date hereof, shares of Common Stock in exchange for their capital stock in SPS, such shares to be held in the numbers and ratios set forth on EXHIBIT C hereto; and

         WHEREAS, the Holders deem it in the best interest of Guardian to, and as a condition to the consummation of the Merger hereby agree to, provide for continuity in the control and operation of Guardian and to provide for certain participation rights in any sale of shares of Common Stock, all as hereinafter provided.


                                    AGREEMENT

         1. GUARDIAN BOARD OF DIRECTORS.

         (a) In connection with the Merger, pursuant to Section 8.4 of the Merger Agreement, Guardian has caused the number of persons constituting its Board of Directors to be increased to seven, effective as of the date hereof, and has caused such Board to be constituted of two members nominated by a majority of the SPS Holders, three members nominated by the Ginsburgs and two members who are outside directors unaffiliated with Guardian and SPS nominated mutually by a majority of the SPS Holders and the Ginsburgs. The Board of Guardian shall remain so constituted and each of the SPS Holders and the Ginsburgs shall retain such rights of nomination for so long as the SPS Holders hold, in the aggregate, at least 27% of the outstanding Common Stock.

         (b) The SPS Holders agree that they will, and will cause their nominees to the Board of Directors to, subject to due exercise of such directors' fiduciary duties to all Guardian shareholders, vote and take any and all action necessary or appropriate to uphold and keep in full force and effect that certain Employment Agreement dated __________, 1997 between Guardian and Richard Ginsburg (the "Employment Agreement") pursuant to its terms for the duration set forth in such Employment Agreement.

         (c) In order to provide for continuity of operations and management of Guardian, the SPS Holders agree that they will, and will cause their nominees to the Board of Directors to, subject to due exercise of such directors' fiduciary duties to all Guardian shareholders, vote and take any and all action necessary or appropriate to retain Richard Ginsburg as President and Chief Executive Officer of Guardian, with full power and authority conveyed by those offices, subject to any direction given by the Board of Directors of Guardian, and in accordance with the Employment Agreement.

         (d) Each Holder hereby agrees to vote all shares of Common Stock held by him, her or it in favor of such persons which are nominated as directors of Guardian in accordance with Section 1(a) hereof.

         (e) The above notwithstanding, the election of directors to the Guardian Board shall be subject at all times to the approval of the Guardian stockholders to the extent required by law.

         2. TAG-ALONG RIGHTS.

               (a) If at any time one or more SPS Holders proposes to sell or transfer any or all of the Common Stock held by it or them, either pursuant to a demand registration in accordance with the Registration Rights Agreement by and between the SPS Holders and Guardian, of even date herewith, or in a private sale effected pursuant to an exemption from registration under the Securities Act of 1933, as amended, or otherwise, then no such SPS Holder shall make such sale or transfer, and shall make no subsequent sale or transfer, unless such selling SPS Holder or Holders shall permit one or more of the Ginsburgs to, or cause one or more of the Ginsburgs to be permitted to, sell in such registration, or to such third party buyer in a private placement, as the case may be, the same proportionate part of the aggregate of the shares of Common Stock held by each Ginsburg participating in such sale as the SPS Holders participating in such sale shall sell of the aggregate shares of Common Stock held by them. Such sale by one or more of the Ginsburgs shall be on economic terms and conditions at least as favorable to such Ginsburgs as the terms and conditions of such sale by the SPS Holders. The SPS Holders participating in such registration or private sale will reduce the number of shares of Common Stock they will sell or transfer to the extent necessary to accommodate the participation of such Ginsburgs; PROVIDED that nothing in this Section 2(a) shall require the proposed purchasers in any private placement to purchase a greater number of shares of Common Stock than initially proposed to be purchased by them.

               (b) If at any time one or more Ginsburg proposes to sell or transfer any or all of the Common Stock held by it or them pursuant to a private placement or otherwise, then no such selling Ginsburg shall make such sale or transfer, and shall make no subsequent sale or transfer, unless the selling Ginsburg or Ginsburgs shall permit one or more of the SPS Holders to, or cause one or more of the SPS Holders to be permitted to, sell to the transferee or transferees participating in such sale the same proportionate part of the aggregate number of shares of Common Stock held by each participating SPS Holder as the selling Ginsburg or Ginsburgs shall sell of the aggregate of shares of Common Stock held by them. Such sale by one or more of the SPS Holders shall be on economic terms and conditions at least as favorable to such SPS Holders as the terms and conditions of such sale by the Ginsburg or Ginsburgs. Any Ginsburg participating will reduce the number of shares of Common Stock he or she will sell or transfer to the extent necessary to accommodate the participation of such SPS Holders; PROVIDED that nothing in this Section 2(b) shall require a proposed transferee to purchase a greater number of shares of Common Stock than initially proposed to be purchased by it.

               (c) Any Holder intending to effect a sale or transfer of shares of Common Stock triggering tag-along rights pursuant to Section 2(a) or 2(b) above shall provide notice (a "Sale Notice") to those Holders with tag-along rights at least 20 days prior to the proposed closing date of the sale or transfer. Each Sale Notice shall state the form and terms of such sale or transfer, the price to be paid for shares of Common Stock, the number of shares of Common Stock to be sold by such Holder and the percentage such shares represents of such Holder's aggregate ownership of Common Stock. Holders receiving a Sale Notice shall provide notice to the selling or transferring Holder within five days of receipt of the Sale Notice, stating whether such Holders wish to participate in such sale and the aggregate number of shares of Common Stock then held by such Holders. Failure of any Holder to respond to a Sale Notice shall be deemed to be notice that such Holder does not wish to participate in the sale or transfer described therein.

         3. SPS HOLDERS REPRESENTATIVE. Any communication between the Ginsburgs and the SPS Holders pursuant to this Agreement may be effected through notice to Chartwell Capital Investors, L.P., who shall serve as representative of the SPS Holders with respect to any matters arising under this Agreement.

         4. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all parties hereto.

         5. ENTIRE AGREEMENT. This Agreement and documents and instruments referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all of the prior agreements and understandings, both written and oral, among the parties in respect of the subject matter hereof.

         6. VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances, shall not be affected thereby, and, to such end, the provisions of this Agreement are agreed to be severable.

         7. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivering in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to any party hereunder to the address set forth opposite such party's name on EXHIBIT A or B hereto, or to such other address as the person to whom notice is given may have previously furnished to the other parties in writing in the manner set forth above; provided that notice to the SPS Holders shall be deemed duly given if given to Chartwell Capital Investors, L.P. in accordance with this Section 7.

         8. GOVERNING LAW. Florida law, without regard to conflicts of laws principles thereof, shall govern all issues concerning this Agreement, including without limitation the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

         9. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         10. PARTIES AND INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever.

         11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one in the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by it or on its behalf by its representative thereunto duly authorized, all as of the day and year first above written.

                                              GINSBURGS:


                                              --------------------------------
                                              Harold Ginsburg


                                              --------------------------------
                                              Sheilah Ginsburg

                                              --------------------------------
                                              Richard Ginsburg


                                              --------------------------------
                                              Rhonda Ginsburg

                                              SPS HOLDERS:

                                              CHARTWELL CAPITAL INVESTORS, L.P.
                                              by its general partner,
                                              CHARTWELL CAPITAL PARTNERS, L.P.,
                                              by its general partner,
                                              CHARTWELL PARTNERS, L.P.,
                                              by its general partner,
                                              CHARTWELL, INC.


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


                                              --------------------------------
                                              Russell R. MacDonnell


                                              --------------------------------
                                              David Heidecorn


                                              --------------------------------
                                              Craig H. Sakin


                                              --------------------------------
                                              Pamela A. Ashby


                                              --------------------------------
                                              Georgette L. Kandel


                                              --------------------------------
                                              Steve Motycka

                                              --------------------------------
                                              David Wenmark


                                              --------------------------------
                                              Walter McRae


                                              --------------------------------
                                              John A. Kuhne, Jr.



                                              BELK SIMPSON CO.


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


                                              --------------------------------
                                              John A. Kuhne


                                              --------------------------------
                                              Kate Simpson


                                              --------------------------------
                                              William Kuhne


                                              --------------------------------
                                              John Hagins


                                              --------------------------------
                                              Lucy Kuhne

                                              COHASSET CAPITAL CORPORATION


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


                                              --------------------------------
                                              Wayne Ashby